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                                                                   EXHIBIT 10.45


                                  DEED OF LEASE

         THIS DEED OF LEASE (this "Lease") is made this ____ day of August 1999, by ENTERPRISE CENTER LIMITED PARTNERSHIP NUMBER TWO, a Virginia limited partnership ("Landlord"), and CROSSWALK.COM, INC. a Delaware corporation ("Tenant").

         Landlord and Tenant, intending legally to be bound, hereby covenant and agree as set forth below.

                                   ARTICLE 1
                             BASIC LEASE PROVISIONS

         The following terms, when used herein, shall have the meanings set forth below.

         1.1 Premises. The Premises is deemed to be 10,585 square feet of rentable area as outlined on Exhibit A attached hereto. The Premises are located on the first floor of the Building and are known as Suite 110.

         1.2 Building. The building in which the Premises are located. The Building has three (3) floors, contains 79,420 square feet of rentable area, and includes all alterations, additions, improvements, restorations or replacements now or hereafter made thereto. The address of the Building is 4100 Lafayette Center, Enterprise Center in Lafayette Business Park, Chantilly, Virginia 22021.

         1.3 Term. If the Commencement Date is the first day of a month, the Term shall be 61 full months. If the Term is not the first day of a calendar month, the Term shall be 61 full months plus the time period from the Commencement Date to the last day of the month in which the Commencement Date falls.

         1.4 Commencement Date. November 1, 1999, subject to adjustment as set forth in Article 4.

         1.5 Expiration Date. November 30, 2004, subject to adjustment as set forth in Article 4.

         1.6 Base Rent. The Base Rent shall be as follows:

                                            MONTHLY BASE
    LEASE YEAR     ANNUAL BASE RENT             RENT
        1             $201,115.00            $16,759.58
        2             $207,148.45            $17,262.37
        3             $213,362.90            $17,780.24
        4             $219,763.79            $18,313.65
        5             $226,356.70            $18,863.06
6 (I.E., the 61ST     $233,147.41            $19,428.95
      MONTH)
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Notwithstanding the foregoing, one-half of Monthly Base Rent for the sixth and twelfth full months of the Term shall be abated.

         1.7 Security Deposit. $100,000.00, subject to adjustment as set forth in Article 6.

         1.8 Complex. That complex of buildings owned by Landlord known as "Enterprise Center" containing one hundred eighty-nine thousand, one hundred twenty (189,120) rentable square feet (of which the Building is a part), as outlined on Exhibit E attached hereto, and including any easements, rights and appurtenances thereto (including private streets, storm detention facilities and any other service facilities).

         1.9 Lafayette Business Park. That Complex of buildings in Chantilly, Virginia known by the same name, of which the Complex, Building and premises are a part, and including any easements, rights and appurtenances thereto.

         1.10 Base Year for Operating Expenses. Calendar year 2000.

         1.11 Base Year for Real Estate Taxes. Calendar year 2000.

         1.12 Tenant's Proportionate Share of Operating Expenses. 13.33% of the Operating Expenses allocable to the Building ("Tenant's Proportionate Share of Building Operating Expenses"), and 5.60% of the Operating Expenses allocable to the Complex ("Tenant's Proportionate Share of Complex Operating Expenses") (collectively, "Tenant Proportionate Share of Operating Expenses).

         1.13 Tenant's Proportionate Share of Real Estate Taxes. 5.60% ("Tenant's Proportionate Share of Real Estate Taxes").

         1.14 Parking Space Allocation. 3.6 parking spaces per each 1,000 rentable square feet of the Premises, including any expansion space. The parking spaces shall be unreserved, non-exclusive parking spaces in the Parking Facilities.

         1.15 Permitted Use. General office use and for no other purpose.

         1.16 Broker(s).

              (a) Landlord's: Spaulding & Slye (Robert B. Shue and Harry Klaff).

              (b) Tenant's: The Irving Group (Casey Veatch).

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         1.17 Landlord's Address for Payment of Rent.

              Enterprise Center Limited .Partnership
              Number Two
              c/o ELV Associates, Inc. 3340 Peachtree
              Road, NE, Suite 2675
              Atlanta, GA 30326
              Attn: Ms. Theresa F. McLaughlin

         1.18 Landlord's Address for Notice Purposes.

              c/o ELV Associates, Inc.
              1076 Thomas Jefferson Street, N.W.
              Washington, DC 20007
              Attn: Ms. Theresa F. McLaughlin
              Telephone: (202) 625-6100

         1.19 Tenant's Address.

              Before occupancy:
              Crosswalk.com, Inc.
              4206F Technology Court
              Chantilly, Virginia  20151-1214
              Attention:  Mr. Gary Struzik

              After Occupancy:
              Crosswalk.com, Inc.
              4100 Lafayette Center, Suite 110
              Chantilly, Virginia  22021
              Attention:  Mr. Gary Struzik


                                   ARTICLE 2
                                   DEFINITIONS

     The following terms, when used herein, shall have the meanings set forth below.

         2.1 Additional Rent. As defined in Article 5.3.

         2.2 Agents. Officers, partners, directors, employees, agents, licensees, customers, invitees and affiliates.

         2.3 Alterations. Alterations, decorations, additions or improvements of any kind or nature to the Premises or the Building, whether structural or non-structural, interior, exterior or otherwise, including Cabling.

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         2.4 Association. The Lafayette Business Center Association, which is governed by a Declaration of Covenants, Conditions and Restrictions dated November 16, 1984 as recorded among the land records of Fairfax County, Virginia in Deed Book 6057 at page 396, as amended from time to time (as amended, the "Covenants").

         2.5 Cabling. All cabling and wiring installed by Tenant in the Building at any time in connection with any telephone, computer, telecommunications or other system.

         2.6 Common Area. All areas, improvements, facilities and equipment from time to time designated by Landlord for the common use or benefit of Tenant, other tenants of the Complex and their Agents, including roadways, entrances and exits, landscaped areas, open areas, exterior lighting, service drives, loading areas, pedestrian walkways, sidewalks, stairs, ramps, maintenance and utility rooms and closets, exterior utility lines, common window areas, common trash areas and Parking Facilities.

         2.7 Event of Default. As defined in Article 22.

         2.8  Guarantor.  None.

         2.9  Hazardous Materials.  As defined in Article 26.

         2.10 Herein, hereafter, hereunder and hereof. Under this Lease, including all Exhibits.

         2.11 Holidays. As defined in the Rules and Regulations attached as Exhibit D.

         2.12 Interest Rate. Fifteen percent (15%) per annum, but in no event greater than the maximum rate permitted by law.

         2.13 Land. The piece or parcel of land upon which the Complex is located and all rights, easements and appurtenances thereunto belonging or pertaining.

         2.14 Lease Year. The first Lease Year shall commence on the Commencement Date and terminate on the last day of the twelfth (12th) full calendar month after the Commencement Date. Each subsequent Lease Year shall commence on the date immediately following the last day of the preceding Lease Year and shall continue for a period of twelve (12) full calendar months, except that the last Lease Year of the Term shall terminate on the date this Lease expires or is otherwise terminated.

         2.15 Legal Requirements. All laws, statutes, ordinances, orders, rules, ordinances, regulations and requirements (including any and all energy conservation requirements applicable to the Complex and customary industry indoor air quality standards and practices) of all federal, state and municipal governments, and the appropriate agencies, officers, departments, boards and commissions thereof whether now or hereafter in force which relate or are applicable to the Land, Premises, the Building or the Complex or any part thereof.

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         2.16 Mortgage. Any mortgage, deed of trust, security interest or title retention interest affecting the Building, the Land or the Complex.

         2.17 Mortgagee. The holder of any note or obligation secured by a mortgage, deed of trust, security interest or title retention interest affecting the Complex, the Building or the Land, including lessors under ground leases, sale-leasebacks and lease-leasebacks.

         2.18 Operating Expenses.  As defined in Article 7.

         2.19 Parking Facilities. All parking areas now or hereafter made available by Landlord for use by tenants, including open-air parking within the Complex, whether reserved, exclusive, non-exclusive or otherwise.

         2.20 Real Estate Taxes.  As defined in Article 8.

         2.21 Rent.  Base Rent and Additional Rent.

         2.22 Substantial Completion. As defined in the Work Agreement attached hereto and made a part hereof as Exhibit B.

         2.23 Substantial Part. More than fifty percent (50%) of the rentable square feet of the Premises, the Building or the Complex, as the case may be.

         2.24 Tenant's Property. Any and all personal property, furniture, business trade fixtures, inventory and equipment located in the Premises and owned by Tenant together with all leasehold and tenant improvements and Alterations installed in or performed by Tenant or its Agents or on behalf of Tenant or by Landlord on behalf of Tenant pursuant to the Work Agreement (as hereinafter defined) or the terms of this Lease but expressly excluding those items of standard base building work insured by Landlord and provided at Landlord's sole cost and expense, if any, as more fully described in the Work Agreement.

         2.25 Work Agreement.  Attached hereto as Exhibit B.


                                   ARTICLE 3
                                  THE PREMISES

         3.1 Lease of Premises. In consideration of the agreements contained herein, Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, for the Term and upon the terms and conditions hereinafter provided. The Premises are leased subject to, and Tenant agrees not to violate, all present and future covenants, conditions and restrictions of record which affect the Land. The Premises shall not include an easement for light, air or view.

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         3.2 Landlord's Reservations. In addition to the other rights of
Landlord under this Lease, Landlord reserves the right to (i) change the street address and/or name of the Building or the Complex, (ii) install, erect, use, maintain and repair mains, pipes, conduits and other such facilities to serve the Complex and the Building in and through the Premises, (iii) grant to anyone the exclusive right to conduct any particular business or undertaking in the Complex, (iv) control the use of the roof and exterior walls of the Building and the Complex for any purpose, subject to any roof rights of Tenant hereunder, and
(v) perform such other acts and make such other changes with respect to the Common Area, the Complex and the Building as Landlord, in the exercise of sound business judgment, deems appropriate. Provided there is no unreasonable, adverse impact on Tenant's business operations, Landlord may exercise any or all of the foregoing rights without being deemed guilty of an eviction, actual or constructive.

                                   ARTICLE 4
                                      TERM

         4.1 Lease Term. The Term shall commence on the Commencement Date and expire at midnight on the Expiration Date. If Substantial Completion of the Premises has not occurred on the date set forth in Article 1 as the Commencement Date, then the Commencement Date shall be the date of Substantial Completion; provided, that if Tenant uses or accepts the Premises before Substantial Completion or the date set forth in Article 1 as the Commencement Date, then the Commencement Date shall be the date upon which Tenant uses or accepts the Premises (subject to Tenant's right to early access to the Premises under the Work Agreement). In such event, the Expiration Date shall be adjusted accordingly so that the period of the Term is not changed. If requested by Landlord, Tenant shall within fifteen (15) days of such request sign a declaration acknowledging the Commencement Date and the Expiration Date in the form attached hereto and made a part hereof as Exhibit C.

                                   ARTICLE 5
                                      RENT

         5.1 Base Rent. Tenant shall pay to Landlord the Base Rent as specified in Article 1.6

         5.2 Payment of Base Rent. Base Rent for each Lease Year shall be payable in equal monthly installments, in advance, without demand, notice, deduction, offset or counterclaim, on or before the first day of each and every calendar month during the Term, except that, if the Commencement Date occurs on a date other than on the first day of a calendar month, Base Rent prorated from the Commencement Date to the end of the month in which the Commencement Date falls shall be due and payable on the Commencement Date. Tenant shall pay the Base Rent and all Additional Rent, by good check or in lawful currency of the United States of America, to Landlord at Landlord's Address, or to such other address or in such other manner as Landlord from time to time specifies by written notice to Tenant. Any payment made by Tenant to Landlord on account of Base Rent may be credited by Landlord to the payment of any late charges then due and payable and to any Base Rent or Additional Rent then past due before being credited to Base Rent currently due.

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         5.3 Additional Rent. All sums payable by Tenant under this Lease, other than Base Rent, shall be deemed "Additional Rent," and, unless otherwise set forth herein, shall be payable in the same manner as set forth above for Base Rent.

         5.4 Late Payment. If Tenant fails to pay any Rent within ten (10) days after such Rent becomes due and payable, Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such overdue Rent. In addition, any such late Rent payment shall bear interest from the date such Rent became due and payable to the date of payment thereof by Tenant at the Interest Rate. Such late charge and interest shall be due and payable within two (2) days after written demand from Landlord.

                                   ARTICLE 6
                                SECURITY DEPOSIT

         6.1 General. Simultaneously with the execution of this Lease, Tenant shall deposit with Landlord the Security Deposit in cash or in the form of a letter of credit, which shall be held by Landlord, without obligation for interest, as security, for the performance of Tenant's obligations and covenants under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of an Event of Default. If an Event of Default shall occur or if Tenant fails to surrender the Premises in the condition required by this Lease, Landlord, after the expiration of any applicable notice and cure period and upon five (5) days' prior notice to Tenant, may, without prejudice to any other remedy that Landlord may have on account thereof, apply the amount of the Security Deposit required to cure such default or to remedy the condition of the Premises. If Landlord so applies the Security Deposit or any portion thereof before the Expiration Date or earlier termination of this Lease, Tenant shall deposit with Landlord, upon demand, the amount necessary to restore the Security Deposit to its original amount. If Landlord shall sell or transfer its interest in the Building or the Complex, Landlord shall have the right to transfer the Security Deposit to such purchaser or transferee, in which event Tenant shall look solely to the new landlord for the return of the Security Deposit, and Landlord thereupon shall be released from all liability to Tenant for the return of the Security Deposit. Landlord shall give Tenant notice of this transfer, but this notice may be given within a reasonable time after the transfer occurs. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of the Security Deposit shall be returned to Tenant within forty-five (45) days after the Expiration Date or earlier termination of this Lease that all of Tenant's obligations under this Lease have been fulfilled. Landlord shall conduct a "Post Move-Out Inspection" of the Premises within fifteen (15) days after the Expiration Date or earlier termination of this Lease.

         6.2 Security in the Form of a Letter of Credit. If the Security Deposit is a letter of credit, such letter of credit shall (i) be unconditional and irrevocable, (ii) in form and substance reasonably satisfactory to Landlord,
(iii) be issued by a commercial bank that is located in the Washington, D.C. metropolitan area, is federally insured, has a net worth of at least $100,000,000, and is otherwise reasonably acceptable to Landlord, (iv) be transferable and assignable to the owner from time to time of the Complex, and
(v) not expire until at least sixty (60) days after the Expiration Date. If the letter of credit is issued for one (1) year (or other

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period) at a time, the letter of credit must be automatically renewed on an annual (or other periodic) basis at least thirty (30) days prior to the expiration of the existing letter of credit. If Landlord draws on the letter of credit in accordance with this Lease, Tenant shall promptly provide Landlord with a replacement letter of credit or with cash so that the Security Deposit is restored to the amount then required to be maintained under Article 6.3.

         6.3  Reduction of the Security Deposit.

              (a) The Security Deposit shall be reduced by 20% of the original amount (i.e., $100,000) upon the commencement of the second and each successive Lease Year provided that: (i) an Event of Default does not then exist, and (ii) a monetary Event of Default has not occurred during the immediately preceding Lease Year. Notwithstanding the foregoing, provided, in no event shall the Security Deposit be reduced to less than $19,428.95.

              (b) In addition to subarticle (a) above, the Security Deposit shall be reduced to $19,428.95 if Tenant maintains profitable operations, total assets of at least $50,000,000, and current assets of at least $25,000,000 for the duration of one fiscal year of Tenant.


                                   ARTICLE 7
                               OPERATING EXPENSES

         7.1 Tenant's Proportionate Share of Operating Expenses. Commencing January 1, 2001 and continuing throughout the remainder of the Term, Tenant shall pay to Landlord, as Additional Rent, Tenant's Proportionate Share of the amount by which the Operating Expenses during each calendar year exceed the Operating Expenses during the Base Year for Operating Expenses. If the Expiration Date is other than the last day of a calendar year, Tenant's Proportionate Share of Operating Expenses shall be adjusted to reflect the actual period of occupancy during the calendar year.

         7.2  Operating Expenses Defined.

              (a) As used herein, the term "Operating Expenses" shall mean all expenses, disbursements and costs of every kind and nature which Landlord incurs because of or in connection with the ownership, maintenance, management, repair, alteration, replacement and operation of the Building and Complex (which expressly includes the Land, the Parking Facilities and the Common Area) including the following:

                  (1) Wages and salaries of all employees, including an on-site management agent and staff, whether employed by Landlord or its management company and all costs related to or associated with such employees or the carrying out of their duties, including uniforms and their cleaning, taxes, auto allowances and insurance and benefits (including contributions to pension and/or profit sharing plans and vacation or other paid absences), but only to the extent that such wages and salaries are for the performance of services by such personnel in connection with the management, operation, repair or maintenance of the Complex;

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                  (2) All supplies and materials, including janitorial and
lighting supplies;

                  (3) All utilities, including electricity, telephone (including all costs and expenses of telephone service for the sprinkler alarm system, if any), water, sewer, power, gas, heating, lighting and air conditioning for the Building, except to the extent such utilities are charged directly to or paid directly by, a tenant of the Building;

                  (4) All insurance (including any reasonable deductibles) purchased by Landlord or its management company relating to the Building and any equipment or other property contained therein or located thereon including casualty, liability, rental loss, sprinkler and water damage insurance;

                  (5) All repairs to the Building and all mechanical components and equipment therein (excluding repairs paid for by the proceeds of insurance or by Tenant or other third parties other than as a part of the Operating Expenses), including interior, exterior, structural or non-structural, and regardless of whether foreseen or unforeseen;

                  (6) All maintenance of the Building and all mechanical components and equipment therein including painting, ice and snow' removal. landscaping, groundskeeping and the patching, painting and resurfacing of driveways and parking lots;

                  (7) A commercially reasonable management fee payable to Landlord and/or the company or companies managing the Complex, including a separate fee for the Parking Facilities, if any;

                  (8) All maintenance, operation and service agreements for the Building, and any equipment related thereto, including service and/or maintenance agreements for the sprinkler system in the Building, if any (excluding those paid for by Tenant or any third parties other than as a part of Operating Expenses);

                  (9) Reasonable accounting, consulting and legal fees (whether attributable to Landlord's in-house attorneys or paralegals);

                  (10) Any reasonable additional services not provided to the Building or the Complex at the Commencement Date but thereafter provided by Landlord as Landlord shall deem necessary in maintaining, repairing or operating the Building or the Complex;

                  (11) All condominium dues and related charges and all assessments, whether general, special or otherwise, levied against Landlord, the Building or Complex pursuant to any condominium regime or any declaration or other instrument affecting the Building or any part or component thereof;

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                  (12) All computer rentals for energy management or security monitoring systems, if any;

                  (13) Any capital improvements made to the Building after the Commencement Date (other than those made for the addition of rentable square footage to the Building or for the sole benefit or a Building tenant pursuant to its lease), the cost of which shall be amortized over such reasonable period as Landlord shall determine [but not less than five (5) years], together with interest on the unamortized balance of such cost at a rate equal to the lesser of two (2) percentage points above the then prime rate of interest per annum as published in the Money Rates section of The Wall Street Journal or the actual rate as may have been paid by Landlord on funds borrowed for the purposes of constructing said capital improvements, but only to the extent that such capital improvement is (i) intended by Landlord to result in the reduction of Operating Expenses, (ii) necessary or advisable to comply with Legal Requirements that become effective after the Commencement Date, or (iii) necessary or advisable to comply with insurance requirements or recommendations of Landlord's insurer or Mortgagee;

                  (14) All costs incurred in implementing and operating any transportation management program, ride sharing program or similar program including the cost of any transportation program fees, mass transportation fees or similar fees charged or assessed by any governmental or quasi-governmental entity or pursuant to any Legal Requirements;

                  (15) Any payments made by the Landlord under any easement or license agreement, declaration, restrictive covenant or instrument pertaining to the payment of sharing of costs among property owners; and

                  (16) Reasonable reserves for replacements, repairs and contingencies.

              (b) If during any calendar year (including the Base Year for Operating Expenses), the average occupancy rate for the Building is less than ninety-five percent (95%) or Landlord is not supplying services to 95% of the rentable area of the Building at any time during any such calendar year, Operating Expenses for such calendar year shall be deemed to include all additional costs and expenses of ownership, maintenance, management and operation of the Building which Landlord determines that it would have paid or incurred during any such calendar year if such average occupancy rate for the Building had been 95% and had Landlord been supplying services to 95% of the rentable square feet of the Building throughout such calendar year. If any amounts comprising Operating Expenses are incurred not just with respect to the office area of the Building, but also with respect to the retail area of the Building, if any, then Landlord shall endeavor in good faith and use its reasonable efforts to allocate such amounts between the office and retail areas of the Building. Such allocation shall be made on a fair and equitable basis, based on the usage of or benefits received from the service, utility or item in question.

         7.3  Exclusions from Operating Expenses.

     (a) Operating Expenses shall not include the following:

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                  (1) Legal fees, space planners' fees, real estate brokers'
leasing commissions and advertising expenses incurred in connection with the original or future leasing of space in the Building;

                  (2) Costs and expenses of alterations or improvements of the Premises or the leasehold premises of other individual tenants in the Building;

                  (3) Costs of correcting defects in, or inadequacy of, the design or construction of the Building or the materials used in the construction of the Building or the equipment or appurtenances thereto to the extent covered by warranties and recovered by Landlord;

                  (4) Depreciation, interest and principal payments on mortgages and other financing or refinancing costs, if any, other than amortization of and the interest factor attributable to permitted capital improvements;

                  (5) Costs and expenses associated with the operation of the business of the person or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including accounting and legal matters, costs of defending any lawsuits with any Mortgagee (except to the extent the actions of Tenant or any other tenant may be in issue), costs of selling or financing any of Landlord's interest in the Building and outside fees paid in connection with disputes with other tenants;

                  (6) Costs and expenses directly resulting from the gross negligence or willful misconduct of Landlord or its Agents to the extent provable by Tenant;

                  (7) Real Estate Taxes;

                  (8) Landlord's income taxes;

                  (9) Landlord's costs of any service sold or provided to any tenant or occupant of the Building for which Landlord is reimbursed as an additional charge or rental over and above the base rent and escalations payable under the lease or occupancy agreement with that tenant or other occupant (including after-hours HVAC costs or over-standard electrical consumption costs incurred by other tenants or occupants or excess insurance costs arising from a tenant's specific use or equipment) and costs of services provided to some tenants, but not to Tenant;

                 (10) The initial cost of construction of the Building;

                 (11) Expenses for repairs or replacements to the extent such expenses are covered by and reimbursed to Landlord by virtue of warranties from contractors or suppliers;

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                 (12) The cost of any item of service or repair to the extent covered by and reimbursed to Landlord under any warranty, guaranty or insurance policy maintained or held by Landlord;

                 (13) Any Operating Expenses which are payable by any tenant directly to the provider of the service or for which Landlord is entitled to be and is reimbursed directly by a tenant, or by insurance proceeds;

                 (14) Legal or accounting fees, costs and disbursements for negotiating leases or enforcing the lease obligations of other tenants in the Complex;

                 (15) Damage and repairs attributable to condemnation, fire or other casualty to the extent covered by insurance actually maintained or required under the provisions of this Lease to be maintained by Landlord and collected by Landlord;

                 (16) Interest, penalties or other costs arising out of Landlord's failure to make timely payments of its obligations, unless such failure is caused by Tenant's conduct;

                 (17) Repairs required to correct violations of Legal Requirements existing as of the Commencement Date;

                 (18) Compensation of officers or executives of Landlord above the level of property manager;

                 (19) Costs to acquire sculpture, paintings or other objects of act;

                 (20) Costs arising from the presence of Hazardous Materials (as defined in Article 26) in, about or below the Building or Complex; and

              Landlord shall not collect more than one hundred percent (100%) of the Operating Expenses actually incurred by Landlord and shall not recover any items of cost more than once.

         7.4 Estimated Payments. Commencing on January 1, 2001, Landlord shall submit to Tenant, before the beginning of each calendar year, a statement of Landlord's estimate of the Operating Expenses payable by Tenant during such calendar year. In addition to the Base Rent, Tenant shall pay to Landlord on or before the first day of each month during such calendar year an amount equal to one-twelfth (1/12) of the estimated Operating Expenses payable by Tenant for such calendar year as set forth in Landlord's statement. If Landlord fails to give Tenant notice of its estimated payments due under this Article for any calendar year, then Tenant shall continue making monthly estimated payments in accordance with the estimate for the previous calendar year until a new estimate is provided by Landlord. If Landlord determines that, because of unexpected increases in Operating Expenses or other reasons, Landlord's estimate of the Operating Expenses was too low, then Landlord shall have the right to give a new statement of the estimated Operating Expenses due from Tenant for such calendar year or the balance

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thereof and to bill Tenant for any deficiency which may have accrued during such calendar year, and Tenant shall thereafter pay monthly estimated payments based on such new statement.

         7.5 Actual Operating Expenses. Within one hundred eighty (180) days after the end of each calendar year, Landlord shall submit a statement to Tenant showing the actual Operating Expenses for such calendar year and Tenant's Proportionate Share of the amount by which such Operating Expenses exceed the Operating Expenses during the Base Year. If for any calendar year, Tenant's estimated monthly payments exceed Tenant's Proportionate Share of the amount by which the actual Operating Expenses for such calendar year exceed the Operating Expenses during the Base Year, then Landlord shall give Tenant a credit in the amount of the overpayment toward Tenant's next monthly payments of estimated Operating Expenses. If for any calendar year Tenant's estimated monthly payments are less than Tenant's Proportionate Share of the amount by which the actual Operating Expenses for such calendar year exceed the Operating Expenses during the Base Year, then Tenant shall pay the total amount of such deficiency to Landlord within thirty (30) days after receipt of the statement from Landlord. Landlord's and Tenant's obligations with respect to any overpayment or underpayment of Operating Expenses shall survive the expiration or earlier termination of this Lease.

         7.6 Tenant's Right to Audit. Tenant shall pay to Landlord all amounts payable pursuant to Articles 7.4 and 7.5 herein without off-set or deduction within the time periods provided for in each respective Article notwithstanding that Tenant may object to Landlord's statement rendered pursuant thereto. In the event Tenant shall dispute the amount set forth in Landlord's statement as described in Article 7.5 herein and Tenant pays the full amount set forth in Landlord's reconciliation statement then, Tenant shall have the right, not later than sixty (60) days following receipt of such statement, to cause Landlord's books and records with respect to the preceding calendar year to be audited by an independent Certified Public Accountant mutually acceptable to Landlord and Tenant, and who shall not be compensated on a contingency basis. Such audit shall occur upon not less than twenty (20) days prior written notice to Landlord, at Landlord's place of business or the actual location of Landlord's books and records if different from Landlord's place of business, during Landlord's normal business hours. The amounts payable under this Article by Landlord to Tenant or by Tenant to Landlord, as the case may be, shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for further refund by Landlord to Tenant in excess of five percent (5%) of the payments previously made by Tenant for such calendar year, the actual out-of-pocket cost of such audit incurred by Tenant shall be borne by Landlord and paid within thirty (30) days of demand from Tenant subject to Landlord's right to dispute the results of Tenant's audit as hereinafter described; otherwise, the cost of such audit shall be borne by Tenant. Notwithstanding the foregoing, in no event shall Landlord's cost for such audit exceed Three Thousand Dollars ($3,000). If Tenant's audit discloses a liability for further refund by Landlord to Tenant of one percent (1%) or less or a liability for further payment by Tenant, then in that event the actual out-of-pocket cost to respond to Tenant's audit incurred by Landlord (including reasonable consultants' and attorneys' fees) shall be borne by Tenant and paid within thirty (30) days of demand from Landlord. In the event that the Landlord disputes the results of the Tenant's audit, Landlord shall notify Tenant within thirty (30) days of delivery of the results of the Tenant's audit together with reasonably detailed documentation related thereto. If Landlord disputes the Tenant's audit, Landlord shall within said 30-day period, designate an independent Certified

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

Public Accounting firm from one of the "Big-Five" (i.e., Arthur Anderson & Co. or similar company) and said firm shall review the Tenant's audit and, if necessary, shall re-audit the Landlord's books and records and issue a final report within ninety (90) days of the expiration of said 30-day period. Tenant shall fully cooperate and instruct its auditor to fully cooperate with the review conducted by the Big-Five firm. The findings of the Big-Five firm shall be conclusive and binding on the parties hereto as it relates to the statement at issue. In the event that the Big-Five firm's report confirms the Tenant's audit then the Landlord shall pay the cost of the Big-Five audit which shall be in addition to any obligation Landlord may have to pay Tenant's expenses as aforesaid. If the report discloses a liability by Landlord to Tenant of less than the amount of Tenant's audit, Tenant shall pay the cost (not to exceed $3,000) of the Big-Five audit which shall be in addition to any obligation Tenant may have to pay Landlord's expenses as aforesaid. If Tenant shall not request an audit in accordance with the provisions of this Article within sixty
(60) days of receipt of Landlord's reconciliation statement of actual Operating Expenses, such statement shall be conclusive and binding upon Landlord and Tenant.

                                   ARTICLE 8
                                      TAXES

         8.1 Tenant's Proportionate Share of Real Estate Taxes. Commencing January 1, 2001 and continuing throughout the remainder of the Term, Tenant shall pay to Landlord, as Additional Rent, Tenant's Proportionate Share of the amount by which the Real Estate Taxes during each calendar year exceed the Real Estate Taxes for the Base Year for Real Estate Taxes. Real Estate Taxes for the Base Year for Real Estate Taxes and for each successive calendar year during the Term shall, if necessary, be adjusted by Landlord, in its reasonable discretion, to reflect a fully assessed Complex. If the Expiration Date is other than the last day of a calendar year, Tenant's Proportionate Share of Real Estate Taxes shall be adjusted to reflect the actual period of occupancy during the calendar year.

         8.2 Definition of Real Estate Taxes. As used herein, the term "Real Estate Taxes" shall mean all taxes and assessments, general or special, ordinary or extraordinary, foreseen or unforeseen, assessed, levied or imposed by any governmental authority upon the Complex and upon the fixtures, machinery, equipment or systems in, upon or used in connection with any of the foregoing, and the rental, revenue or receipts derived therefrom, under the current or any future taxation or assessment system or modification of, supplement to, or substitute for such system. Real Estate Taxes also shall include-special assessments which are in the nature of or in substitution for real estate taxes, including road improvement assessments, special use area assessments, school district assessment, vault space rentals and any business, professional and occupational license tax payable by Landlord in connection with the Building. If at any time the method of taxation prevailing on the date hereof shall be altered so that in lieu of, as a substitute for or in addition to the whole or any part of the taxes now levied or assessed, there shall be levied or assessed a tax of whatever nature, then the same shall be included as Real Estate Taxes hereunder. Further, for the purposes of this Article, Real Estate Taxes shall include the reasonable expenses (including attorneys' fees) incurred by Landlord in challenging or obtaining or attempting to obtain a reduction of such Real Estate Taxes, regardless of the outcome of such challenge. Notwithstanding the foregoing, Landlord shall have no obligation to challenge Real Estate Taxes. If as a result of any such challenge, a tax refund is made to Landlord, then the amount of such refund less the expenses of the challenge shall be deducted from Real Estate Taxes due in the Lease Year such refund is received.

         8.3 Estimated and Actual Payments. Landlord shall charge Tenant for its Proportionate Share of Real Estate Taxes and Tenant shall pay such charges in accordance with the procedures established under Articles 7.4 and 7.5 for payment of Operating Expenses.

                                    ARTICLE 9
                                     PARKING

         9.1 Parking Spaces. During the Term, and at no additional fee, Tenant shall have the non-exclusive right to use the Parking Facilities.

         9.2 Changes to Parking Facilities. Landlord shall have the right, from time to time, with Tenant's consent (which shall not be unreasonably withheld, conditioned or delayed), to change, alter, add to, temporarily close or otherwise affect the Parking Facilities; provided, that Landlord shall endeavor in good faith and use its reasonable efforts to minimize any material interference with Tenant's beneficial use of the Premises. Tenant shall not use more spaces than have been allotted to Tenant hereunder.

                                   ARTICLE 10
                                       USE

         10.1 General. Tenant shall occupy the Premises solely for the Permitted Use. The Premises shall not be used for any other purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall comply, at Tenant's expense, with (i) all Legal Requirements, and (ii) any reasonable requests of Mortgagee or any insurance company providing coverage with respect to the Premises. Tenant shall not use or occupy the Premises in any manner that is unlawful or dangerous or that shall constitute waste, unreasonable annoyance or a violation of the Covenants. Notwithstanding the foregoing, Landlord warrants that, as of the Commencement Date, the Premises shall comply with all then existing Legal Requirements, including the laws and regulations promulgated under the Americans with Disabilities Act.

         10.2 Tenant's Personal Property. Tenant shall pay before delinquency any business, rent or other tax or fee that is now or hereafter assessed or imposed upon Tenant's use or occupancy of the Premises, the conduct of Tenant's business in the Premises or Tenant's Property. If any such tax or fee is enacted or altered so that such tax or fee is imposed upon Landlord or so that Landlord is responsible for collection or payment thereof, then Tenant shall pay the amount of such tax or fee as Additional Rent.

                                   ARTICLE 11
                            ASSIGNMENT AND SUBLETTING

         11.1 Consent. Tenant shall not assign, transfer, mortgage or otherwise encumber this Lease or sublet or rent (or permit a third party, to occupy or use) the Premises, or any part thereof, nor shall any assignment or transfer of this Lease or the right of occupancy hereunder be effected by operation of law or otherwise, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed (any such valid assignment, sublease or any of the other foregoing shall sometimes be hereinafter referred to as a "transfer"). For purposes of the foregoing prohibitions, a transfer at any one time or from time to time of twenty percent (20%) or more of an interest in Tenant (whether stock, partnership interest or other form of ownership or control) by any person(s) or entity(ties) having an interest in ownership or control of Tenant shall constitute an assignment of this Lease, except for the transfer of stock which is traded on a nationally recognized stock exchange. Any assignment, encumbrance, or sublease without Landlord's written consent shall be voidable by Landlord and, at Landlord's election, constitute an Event of Default hereunder. Notwithstanding the foregoing, in any event, Tenant shall be strictly prohibited from assigning or subletting its interest in or rights under this Lease in any way during the final Lease Year of the Term. This Article 11.1 is subject to Article 11.6.

         11.2 Landlord's Options. If at any time or from time to time during the Term, Tenant desires to effect a transfer, Tenant shall deliver to Landlord written notice ("Transfer Notice") setting forth the terms and provisions of the proposed transfer and the identity of the proposed assignee, sublessee or other transferee (sometimes referred to hereinafter as a "Transferee"). Tenant shall also deliver to Landlord with the Transfer Notice, a current financial statement for the Transferee and such other information as Landlord may reasonably request. Landlord shall have the option, exercisable by written notice delivered to Tenant within ten (10) days after Landlord's receipt of the Transfer Notice, such financial statements and other information, either to:

              (a) approve or disapprove such transfer; or

              (b) terminate this Lease with respect to the entire Premises (or, in the case of a proposed sublease, only that portion of the Premises which the Tenant has requested to Sublease), which termination shall be effective thirty
(30) days after Tenant's receipt of Landlord's notice; provided, however, that this clause (b) shall not apply unless the proposed transfer (either by itself or when taken together with all prior transfers hereunder) would result in the transfer of 50% or more of the Premises, and provided, further, that if Landlord exercises its option to terminate under this clause (b), Tenant may withdraw its Transfer Notice upon notice to Landlord within five (5) days after Landlord's notice is given to Tenant.

         11.3 Assignment or Sublet Premium. If Landlord approves an assignment or subletting of all or any portion of the Premises, Tenant shall pay to Landlord as Additional Rent, as and when received by Tenant, an amount equal to fifty percent (50%) of the amount by which (i) all sums paid to Tenant or its agent by or on behalf of such assignee or subtenant under the assignment or sublease (after Tenant recoups its reasonable, direct subleasing or assignment costs, such as improvement costs, advertising costs, real estate commissions and legal fees), exceeds (ii) the then applicable Monthly Base Rent and Additional Rent paid by Tenant under this Lease and attributable to the portion of the Premises assigned or sublet.

         11.4 Release. No transfer shall release Tenant of Tenant's obligations under this Lease or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. If Landlord consents to the proposed assignment or subletting, Landlord may require that any Transferee remit directly to Landlord on a monthly basis all monies due Tenant by said Transferee, subject to Article 11.3. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent by Landlord to one transfer shall not be deemed consent to any subsequent transfer. If an Event of Default occurs by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor. Landlord may consent to subsequent assignments of the Lease or sublettings or amendments or modifications to the Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability, under this Lease.

         11.5 Administrative and Attorneys' Fees. If Tenant effects a transfer or requests the consent of Landlord to any transfer, then Tenant shall, upon demand, pay Landlord a non- refundable administrative fee of Five Hundred Dollars ($500.00), plus any consultants', engineers' and reasonable attorneys' fees incurred by Landlord in connection with such transfer or request for consent (whether attributable to Landlord's in-house attorneys or paralegals or otherwise). Acceptance of the $500.00 administrative fee and reimbursement of Landlord's attorneys' and paralegal fees shall in no event obligate Landlord to consent to any proposed transfer.

         11.6 Assignment or Sublease with an Affiliate. Tenant, without Landlord's consent, may enter into a transfer with an "Affiliate" (as defined below) provided (i) in Landlord's reasonable discretion, the financial condition of the Affiliate is equal to or greater than the financial condition of Tenant as of the date hereof, (ii) Tenant remains liable under this Lease, and (iii) the parties execute an assignment of lease on a form approved by Landlord. Articles 11.3, 11.4 and 11.5 shall apply to a transfer to an Affiliate, but
Article 11.2 shall not apply. In this Lease, the term "Affiliate" means an entity at least 50% of which is under common ownership or control with Tenant.

                                   ARTICLE 12
                             MAINTENANCE AND REPAIR

         12.1 Landlord's Obligation. Landlord shall not be responsible to make any repairs, renovations or maintenance to any part of the Premises except as expressly provided herein. Except for repairs that Tenant is required to make pursuant to Article 12.2, Landlord shall (i) keep and maintain in good repair and working order the Building and roof area (excluding Tenant's Property), and
(ii) comply with all Legal Requirements pertaining to the Common Area, including the common areas of the Building. The cost of such maintenance and repairs to the Building (exclusive of those resulting from Landlord's negligence or willful misconduct) and the cost of such compliance with Legal Requirements shall be included in Operating Expenses and paid by Tenant to the extent allowed in Article 7. Tenant shall immediately give Landlord written notice of any defect or need for repairs of which the Tenant becomes aware. After such notice, Landlord shall have a reasonable opportunity to repair or cure such defect. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect.

         12.2 Tenant's Obligation. Tenant shall, at its own expense, maintain all parts of the Premises and Tenant's Property (except those for which Landlord is either expressly responsible or elects to undertake pursuant to Article 12.1 or 12.3 of this Lease) in good condition, promptly making all necessary, repairs and replacements, including interior, windows, glass and plate glass, doors, interior walls and finish work, floors and floor covering, lighting and electrical systems (except for building standard light bulbs, which will be replaced by Landlord), HVAC and mechanical systems (including fixtures and equipment), and plumbing work and fixtures.

         12.3 Landlord's Right to Pay, Maintain or Repair. If, within five (5) days following written notice to Tenant, Tenant fails to pay any amount Tenant has agreed to pay hereunder or fails to commence to repair or replace any item which is Tenant's obligation to perform, and diligently pursue timely completion of such repair and replacement, Landlord may cause all such payments, required maintenance, repairs or replacements to be made. Tenant shall pay Landlord all costs incurred in connection therewith (including reasonable attorneys' fees and costs of collection) within thirty (30) days of the receipt by the Tenant of an invoice from Landlord. Interest shall accrue thereon at the Interest Rate if not paid within said 30-day period from the due date until paid.

         12.4 Renovation of Common Corridors. Before the end of 1999, Landlord, at its cost, will make the following improvements to the common corridors on the first floor of the Building: (i) install new carpet, (ii) paint, and (iii) replace ceiling tiles and light fixtures, as needed (collectively, "Landlord's Renovations"). All materials and plans for Landlord's Renovations shall be subject to Landlord's exclusive choice, but at a minimum shall be building standard.

                                   ARTICLE 13
                        INITIAL CONSTRUCTION; ALTERATIONS

         13.1 Initial Construction. Landlord and Tenant agree that the construction of the Landlord Work and other initial construction with respect to the Premises shall be performed in accordance with Exhibit B (Work Agreement) attached hereto.

         13.2 Alterations. Except with regard to decorative or non-structural Alterations which do not exceed One Dollar ($1.00) per rentable square foot in the aggregate per Lease Year, Tenant shall not make or permit any Alterations without the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed. Landlord may impose any reasonable conditions to its consent, including (i) delivery to Landlord of written and unconditional waivers of mechanic's and materialmen's liens as to the Premises, the Building, the Complex and the Land for all work, labor and services to be performed and materials to be furnished, signed by all contractors, subcontractors, materialmen and laborers participating in the Alterations, (ii) prior approval of the plans and specifications and Tenant's contractor(s) with respect to the Alterations, (iii) supervision by Landlord's representative at Landlord's expense of the Alterations and (iv) delivery to Landlord of payment and performance bonds naming Landlord and Mortgagee as obligees. The Alterations shall conform to the requirements of Landlord's and Tenant's insurers and of any Legal Requirements applicable to the Premises, shall be performed in accordance with the terms and provisions of this Lease in a good and workmanlike manner befitting a first class office/industrial building and shall not adversely affect the value, utility or character of the Premises. If the Alterations are not performed as herein required, Landlord shall have the right, at Landlord's option, to halt any further Alterations, or to require Tenant to perform the Alterations as herein required or to require Tenant to return the Premises to its condition before such Alterations. Notwithstanding the foregoing, if any mechanic's or materialmen's lien is filed against the Premises, the Building or the Land for work claimed to have been done for, or materials claimed to have been furnished to or for the benefit of, Tenant, such lien shall be discharged of record by Tenant within twenty (20) business days after notice by the payment thereof or the filing of any bond required by law. If Tenant shall fail to discharge any such lien, Landlord may (but shall not be obligated to) discharge the same, the cost of which shall be paid by Tenant within three (3) business days of demand by Landlord. Such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging the same. Neither Landlord's consent to the Alterations nor anything contained in this Lease shall be deemed to be the agreement or consent of Landlord to subject Landlord's interest in the Premises, the Building, the Complex or the Land to any mechanic's or materialmen's liens which may be filed in respect of the Alterations.

         13.3 Removal of Alterations.

              (i) Except to the extent Tenant requests and Landlord designates otherwise at the time Landlord approves such Alterations, all or any part of the Alterations made after the Commencement Date of this Lease (including wall-to-wall carpet), whether made with or without the consent of Landlord, shall, at the election of Landlord, either be removed by Tenant at its expense before the expiration of the Term or shall remain upon the Premises and be surrendered therewith at the Expiration Date or earlier termination of this Lease as the property of Landlord without disturbance, molestation or injury. If Landlord requires the removal of all or part of the Alterations, Tenant, at its expense, shall repair any damage to the Premises or the Building caused by such removal. If Tenant fails to remove the Alterations within thirty (30) days after Landlord's request, then Landlord may remove the same and the cost of such removal and repair of any damage caused by the same, together with any and all damages which Landlord may suffer and sustain by reason of the failure of Tenant to remove the same, shall be charged to Tenant and paid upon demand. This clause
(i) is subject to clause (ii) below.

              (ii) At least thirty (30) days before the Expiration Date, Landlord shall notify Tenant of any Cabling to be removed. On or before the Expiration Date, Tenant shall remove any Cabling so designated by Landlord, and shall repair any damage to the Building caused by this removal. Landlord shall reimburse Tenant for one-half of the removal and repair costs incurred by Tenant under this clause (ii). Any Cabling not designated for removal by Landlord shall be left in the Building and shall become Landlord's property upon the expiration of the Term.

         13.4 Landlord Alterations. Subject to Article 12.1, 13.1 and Exhibit B, Landlord shall have no obligation to make any Alterations in or to the Premises. Except as expressly provided in the preceding sentence, Tenant shall accept the Premises in its "AS-IS" condition.

                                   ARTICLE 14
                                      SIGNS

         14.1 General. Landlord, at Tenant's cost, shall install (i) one (1) suite entry sign for the Premises, the form and location of which shall be approved in writing in advance by Landlord, and (ii) a listing for Tenant on the Building lobby directory. Except as provided in the previous sentence, no sign, advertisement or notice shall be inscribed, painted, affixed, placed or otherwise displayed by Tenant or such subtenant on any part of the Land or the outside or the inside (including windows) of the Complex, the Building or the Premises without the Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. If any prohibited sign, advertisement or notice is nevertheless exhibited by Tenant, Landlord shall have the right to remove the same, and Tenant shall pay any and all expenses incurred by Landlord in such removal, together with interest thereon at the Interest Rate. upon demand. Landlord shall have the right to prohibit any sign, advertisement, notice or statement to the public by Tenant in Landlord's reasonable discretion.

         14.2 Monument Sign. If Landlord constructs a monument sign for the Complex or Building, Tenant, at its cost, may install thereon a sign with its name and logo ("Tenant's Monument Sign"). The design and location of Tenant's Monument Sign shall be approved by Landlord. Tenant, at its cost, shall maintain Tenant's Monument Sign in good condition at all times, shall remove it at the end of the Term, and shall repair any damage caused by this removal.

         14.3 Exterior Building Sign.

              (i) As of the date hereof, Landlord does not permit any tenant to have signage on the exterior of the Building. If Landlord, in its sole discretion, decides to allow tenants occupying office space in the Building to have exterior building signage, Tenant, at its cost and subject to the remaining terms of this Article 14.3, may install a sign with its name and logo on the exterior facade of the Building ("Tenant's Exterior Sign").

             (ii) The design and location of Tenant's Exterior Sign shall be approved by Landlord. Tenant, at its cost, shall maintain Tenant's Exterior Sign in good condition at all times, shall remove it at the end of the Term, and shall repair any damage caused by this removal.

            (iii) The rights granted to Tenant in this Article with respect to Tenant's Exterior Sign shall apply only as long as Tenant is leasing more rentable square feet in the Building than any other tenant. If at any time Tenant is not leasing more rentable square feet in the Building than any other tenant, Landlord may require Tenant, at Tenant's cost, to remove the Exterior Sign and to repair any damage caused by this removal.


                                   ARTICLE 15
                         TENANT'S EQUIPMENT AND PROPERTY

         15.1 Moving Tenant's Property. Any and all damage or injury to the Premises caused by installation, removal or moving of the Tenant's Property into or out of the Premises, or due to the same being on the Premises, shall be promptly repaired by Tenant.

         15.2 Installing and Operating Tenant's Equipment. Except as provided in the Work Agreement, without first obtaining the written consent of Landlord which consent Landlord shall not unreasonably withhold or delay, Tenant shall not install or operate in the Premises (i) any electrically operated equipment or other machinery, other than normal and customary equipment reasonably necessary for Tenant's Permitted Use of the Premises and that does not require wiring, cooling or other service in excess of existing Building systems, (ii) any equipment of any kind or nature whatsoever which will require any changes, replacements or additions to, or changes in the use of, any water, heating, plumbing, air conditioning or electrical system of the Premises or the Building, or (iii) any equipment which causes the floor load to exceed the load limits set by Landlord for the Building. Machines and equipment which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein so as to be objectionable to Landlord shall be installed and maintained by Tenant, at its expense, on vibration eliminators or other devices sufficient to eliminate such noise and vibration.

                                   ARTICLE 16
                                 RIGHT OF ENTRY

         16.1 General. Tenant shall permit Landlord or its Agents, with reasonable prior notice, during normal business hours and accompanied by a representative of Tenant (except in the case of an emergency), to enter the Premises (i) to examine, inspect and protect the Premises, (ii) to make such alterations and repairs or perform such maintenance which in the sole judgment of Landlord may be deemed necessary or desirable, or (iii) to exhibit the same to present or future Mortgagee.

                                   ARTICLE 17
                                    INSURANCE

         17.1 Insurance Rating. Tenant shall not conduct or permit any activity, or place any equipment or material, in or about the Premises, the Building, the Complex or the Common Area which will increase the rate of fire or other insurance on the Building or the Complex; and if any increase in the rate of insurance is stated by any insurance company or by the applicable insurance rating bureau to be due to any activity, equipment or material of Tenant in or about the

Premises, the Building, the Complex or the Common Area, such statement shall be conclusive evidence that the increase in such rate is due to the same and, as a result thereof, Tenant shall pay such increase to Landlord upon demand.

         17.2 Liability Insurance. Tenant shall, at its sole cost and expense, procure and maintain throughout the Term a commercial general liability policy insuring against claims, demands or actions for bodily injury, death, personal injury, and loss or damage to property arising out of or in connection with: (i) the Premises; (ii) the condition of the Premises; (iii) Tenant's operations in, maintenance and use of the Premises, Building and Common Area, and (iv) Tenant's liability assumed under this Lease. Such insurance shall have such combined single limit as reasonably required by Landlord from time to time, but in no event less than Three Million Dollars ($3,000,000.00) per occurrence, on an occurrence basis, and shall be primary over any insurance carried by Landlord. Endorsements shall be obtained for cross-liability and contractual liability.

         17.3 Insurance for Tenant's Property. Tenant shall, at its sole cost and expense, procure and maintain throughout the Term a property insurance policy (written on an "All Risk" basis) insuring all of Tenant's Property, for not less than the full replacement cost of said property. All proceeds of such insurance shall be used to repair or replace Tenant's Property. If this Lease is terminated as the result of a casualty in accordance with Article 21 herein, the proceeds of said insurance attributable to the repair and/or replacement of any leasehold improvements, tenant improvements or Alterations performed by or on behalf of Tenant or by Landlord pursuant to the terms of the Work Agreement or this Lease shall be the property, of the Landlord and paid to Landlord upon demand together with interest thereon at the Interest Rate until paid.

         17.4 Additional Insurance.

              (a) Tenant shall, at its sole cost and expense, procure and maintain business interruption insurance in an amount not less than the Base Rent due hereunder for the first Lease Year, which amount shall be revised from time to time upon the reasonable request of the Landlord or its Mortgagee.

              (b) Tenant shall, at all times during the term hereof, maintain in effect workers' compensation insurance as required by applicable Legal Requirements.

         17.5 Requirements of Insurance Coverage. All such insurance required to be carried by Tenant herein shall be with an insurance company licensed to do business in the Commonwealth of Virginia and rated not lower than A-XII in the A.M. Best Rating Guide. Such insurance (i) shall contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured has released its right of action against any party before the occurrence of a loss; (ii) shall name Landlord as an additional insured party and loss payee; and (iii) shall provide that the policy shall not be canceled, failed to be renewed or materially amended without at least thirty (30) days' prior written notice to Landlord and, at Landlord's reasonable request, any Mortgagee. On or before the Commencement Date and, thereafter, not less than thirty (30) days before the expiration date of the insurance policy, an original of the policy (including any renewal or replacement policy) or a certified copy thereof, together with evidence satisfactory to Landlord of the payment of all premiums for such policy, shall be delivered to Landlord.

         17.6 Waiver of Subrogation. Notwithstanding anything to the contrary in this Lease, each party hereby releases the other party hereto from liability, for any loss or damage to any building, structure or tangible personal property, or any resulting loss of income, or losses under worker's compensation laws and benefits, notwithstanding that such loss, damage or liability may arise out of the negligent or intentionally tortious act or omission of the other party or its Agents, if such loss or damage is covered by insurance benefiting the party, suffering such loss or damage or was required to be covered by insurance pursuant to this Lease. Each party, hereto shall use reasonable efforts to have a waiver of subrogation clause (providing that such waiver of right of recovery, against the other party shall not impair the effectiveness of such policy or the insured's ability, to recover thereunder) included in its said policies, and shall promptly notify the other in writing if such clause cannot be included in any such policy; if such waiver of subrogation clause shall not be available, then the foregoing waiver of right of recovery shall be void.

         17.7 Security. Tenant may enter into a contract to maintain the security, system for the Premises. Such engagement shall in no way increase Landlord's liability, for occurrences and/or consequences which such a system is designed to detect or avert and Tenant shall look solely to its insurer as set out above for claims for damages or injury to any person or property.

         17.8 Landlord's Insurance. Landlord shall maintain liability, fire and extended coverage insurance on the Complex, together with such other types of insurance coverage as are customarily maintained by owners of comparable projects in the Northern Virginia area and such other insurance coverage as Landlord may elect in its reasonable discretion to carry.

                                   ARTICLE 18
                         LANDLORD SERVICES AND UTILITIES

         18.1 Ordinary Services to the Premises. As long as no Event of Default has occurred and is continuing and subject to Legal Requirements and Force Majeure events, Landlord shall furnish to the Premises throughout the Term (i) electricity appropriate for the Permitted Use, (ii) heating and air conditioning appropriate for the Permitted Use during the following hours (collectively, the "Building Hours"): 8:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturday, exclusive of Holidays, (iii) reasonable janitorial service (including regular trash removal from the Premises), in a manner comparable to janitorial service provided in similar office buildings in the Chantilly, Virginia area, (iv) hot and cold water from points of supply, (v) adequate supplies for restrooms located in the Common Area, (vi) elevator service, provided that Landlord shall have the right to remove such elevators from service as may be required for moving, freight or for maintaining the elevators or the Building or for security reasons, and (vii) replacement of building standard light bulbs. Tenant shall have access to the Premises seven
(7) days per week, twenty-four (24) hours per day, every day of the year. The cost of all services provided by Landlord hereunder shall be included within Operating Expenses, unless charged directly (and not as part of Operating Expenses) to Tenant or another tenant of the Building, or otherwise excluded from Operating Expenses under
Article 7. The foregoing services shall be furnished by Landlord and reimbursed by Tenant as part of Operating Expenses; provided, however, that Landlord shall be under no responsibility or liability for failure, defect or interruption in such services caused by Force Majeure, breakage, accident, strikes, repairs or for any other cause or causes beyond the control of Landlord, nor in any event for any indirect or consequential damages; and failure or omission on the part of Landlord to furnish such service shall not be construed as an eviction of Tenant, nor work an abatement of Rent, nor render Landlord liable in damages, nor release Tenant from prompt fulfillment of any of the covenants under this Lease. Landlord shall use commercially reasonable efforts to cause the restoration of services in the event of any failure, delay or diminution described in this Article 18.1. Notwithstanding the foregoing, if as a result of the failure or delay of services (i) not due to the acts of Tenant or its Agents, (ii) due to circumstances within the reasonable control of Landlord, and
(iii) the Premises cannot be used by Tenant for the normal conduct of its business for a period of three (3) consecutive days, then Rent shall abate for the portion(s) of the Premises rendered unusable commencing after said 3-day period and continuing until the condition(s) causing such untenantability is remedied. Landlord may comply with voluntary controls or guidelines promulgated pursuant to any Legal Requirements relating to the use or conservation of energy, water, gas, light, or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease. Landlord shall not be responsible if the normal operation of the Building air-conditioning system shall fail to provide conditioned air within comfortable temperatures levels (A) in any portions of the Premises which have a connected electrical load for all purposes (including lighting and power) or which have a human occupancy in excess of the average electrical load and human occupancy factors for which the Building air-conditioning system is designed, (B) because of Alterations made by or on behalf of Tenant, (C) in any portions of the Premises exposed to direct sunlight in which Tenant fails to keep the window treatments closed, or (D) because of the failure by Tenant or its Agents to use the HVAC system in the manner in which it was designed to be used. Tenant agrees to observe and comply with all reasonable rules from time to time prescribed by Landlord for the proper functioning and protection of the HVAC systems in the Building.

         18.2 After-Hours Services to the Premises. If Tenant requires or requests that the services to be furnished by Landlord (except building standard electricity and elevator service) be provided during periods in addition to the Building Hours, then Tenant shall obtain Landlord's consent thereto and, if such consent is granted, shall pay upon demand Landlord's additional expenses resulting therefrom. Landlord may, from time to time during the Term, set a per hour charge for after-hours service which shall include the cost of utility, service, labor costs, administrative costs and a cost for depreciation of the equipment used to provide such after-hours service.

         18.3 Excess Utility Charges. If Tenant's consumption of electricity exceeds normal office power requirements, or if Tenant's electrical consumption consistently occurs beyond Building Hours, Landlord, in its reasonable discretion, acting in good faith, may (i) install a separate electric meter or submeter for the Premises at Tenant's cost, or (ii) bill Tenant for any usage of electric power (a) consistently occurring outside of Building Hours, or (b) that exceeds normal office building requirements at the same cost paid by Landlord for power usage. If Landlord installs a meter for the Premises, Tenant shall then pay the cost of electricity it consumes directly to the electric company, and Landlord shall make an appropriate good faith adjustment to Tenant's Proportionate Share of Operating Expenses to reflect such separate metering. If Landlord installs a submeter for the Premises, Tenant shall be billed periodically by Landlord based upon such consumption, and Landlord shall make an appropriate good faith adjustment to Tenant's Proportionate Share of Operating Expenses to reflect such submetering. Tenant shall pay each invoice that it receives from Landlord under this subarticle within 10 days after receipt. As used in this Article 18.3, the phrase "normal office power requirements" means power requirements sufficient to operate a modern office in which each employee uses a personal computer.

         18.4 Year 2000 Compliance. Landlord warrants to Tenant that the Building's customary systems and services are designed to be operational during and after the calendar year 2000, and that the Building's customary systems and services will operate during those time periods without any interruption of critical services relating to year 2000 incompatibility. Notwithstanding anything to the contrary in this Lease, if (i) Landlord breaches the foregoing warranty, and (ii) as a result of this breach, services to the Premises are interrupted and Tenant is unable to use the Premises in whole or in part for more than three (3) continuous business days, then, starting with the fourth
(4th) business day and continuing until Tenant is again able to use the Premises, Monthly Base Rent and Additional Rent shall be proportionately abated to the extent that the Premises are unusable. This rent abatement shall be Tenant's sole remedy against Landlord for Landlord's breach of the warranty provided in this Article 18.4.


                                   ARTICLE 19
                              LIABILITY OF LANDLORD

         19.1 No Liability. Except where due to Landlord's gross negligence or willful misconduct. Landlord shall not be liable to Tenant or its Agents for, and Tenant, for itself and its Agents, does hereby release Landlord and its Agents from liability, for, any damage, compensation or claim arising from (i) the necessity of repairing any portion of the Premises, (ii) any interruption in the use of the Premises or the Common Area for any reason including any interruption or suspension of utility service, (iii) fire or other casualty or personal or property injury, damage or loss resulting from the use or operation (by Landlord, Tenant, or any other person whomsoever) of the Premises, (iv) the termination of this Lease, (v) robbery, assault or theft, or (vi) any leakage in the Premises from water, rain, snow or other cause whatsoever. Except as otherwise provided in Article 18 regarding abatement of Rent, no such occurrence shall give rise to diminution or abatement of Rent or constructive eviction. Notwithstanding the foregoing, any goods, automobiles, property or personal effects stored or placed by Tenant or its Agents in or about the Premises, shall be at the sole risk of Tenant; Tenant hereby expressly waives its right to recover against Landlord and its Agents therefor. Tenant hereby waives any claim it might have against Landlord or its Agents for any consequential damages or business losses sustained by Tenant arising out of the loss or damage to any person or property of Tenant, or any interruption in the use of the Premises, for any reason. Tenant acknowledges its obligation to insure against such losses and damages.

         19.2 Indemnity.

              (i) Tenant shall indemnify, defend, protect and hold Landlord and its Agents harmless from and against any and all damage, claim, liability, cost or expense (including attorneys' or other professionals' fees) of every kind and nature (including those arising from any injury or damage to any person, property or business) incurred by or claimed against Landlord or its Agents, directly or indirectly, as a result of, arising from or in connection with (a) Tenant's or its Agents' use and occupancy of the Premises; (b) Tenant's breach of this Lease; or (c) any act, omission or negligence of Tenant or its Agents.

             (ii) Subject to the limitations on Landlord's liability otherwise provided in this Lease, Landlord shall indemnify, defend, protect and hold Tenant and its Agents harmless from and against any and all damage, claim, liability, cost or expense (including attorneys' or other professionals' fees) of every kind and nature (including those arising from any injury or damage to any person, property or business) incurred by or claimed against Tenant or its Agents, directly or indirectly, as a result of, arising from or in connection with the gross negligence or willful misconduct of Landlord or its Agents.

         19.3 Limitation on Recourse. Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual partners, directors, officers, shareholders, trustees, advisors or agents of Landlord or Landlord's partners, and Tenant shall not seek recourse against the individual partners, directors, officers or shareholders, trustees, advisors or agents of Landlord or Landlord's partners, or any of their personal assets for satisfaction of any liability with respect to this Lease. In addition, in consideration of the benefits accruing hereunder to Tenant and notwithstanding anything contained in this Lease to the contrary, Tenant hereby covenants and agrees for itself and all of its successors and assigns that the liability of Landlord for its obligations under this Lease (including any liability as a result of any actual or alleged failure, breach or default hereunder by Landlord), shall be limited solely to, and Tenant's and its successors' and assigns' sole and exclusive remedy shall be against Landlord's interest in the Building, the Complex and Land and/or such respective partnership interests or assets and proceeds therefrom, and no other assets of Landlord. In the event that the original Landlord hereunder, or any successor owner of the Building, shall sell or convey the Building, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease occurring thereafter shall terminate as of the day of such sale, and thereupon all such liabilities and obligations shall be binding on the new owner.

                                   ARTICLE 20
                              RULES AND REGULATIONS

         20.1 General. Tenant and its Agents shall at all times abide by and observe the Rules and Regulations and any amendments thereto that may be reasonably promulgated from time to time by Landlord for the operation and maintenance of the Building, the Complex and the Common Area and the Rules and Regulations shall be deemed to be covenants of the Lease to be performed and/or observed by Tenant. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations, or the terms or provisions contained in any other lease, against any other tenant of the Building or the Complex; provided, however, that Landlord shall enforce the Rules and Regulations in a nondiscriminatory manner. Landlord shall not be liable to Tenant for any violation by any party of the Rules and Regulations or the terms of any other Building lease. If there is any inconsistency between this Lease and the Rules and Regulations, this Lease shall govern. Landlord reserves the right to amend and modify the Rules and Regulations as it deems necessary. The current Rules and Regulations are attached hereto as Exhibited and made a part hereof.

                                   ARTICLE 21
                             DAMAGE AND CONDEMNATION

         21.1 Damage to the Premises. If the Premises shall be damaged by fire or other cause without the fault or negligence of Tenant or its Agents, Landlord shall diligently and as soon as practicable after such damage occurs (taking into account the time necessary to effect a satisfactory settlement with any insurance company involved and any delays beyond the direct control of Landlord) repair such damage to the Premises (excluding the Tenant's Property) at the expense of Landlord; provided, however, that Landlord's obligation to repair such damage shall not exceed the proceeds of insurance available to Landlord (reduced by any proceeds retained pursuant to the rights of Mortgagee). Notwithstanding the foregoing, (i) if the Premises or the Building is damaged by fire or other cause to such an extent that, in Landlord's or Tenant's reasonable judgment, the damage cannot be substantially repaired within two hundred (200) days after the date of such damage, then within sixty (60) days from the date of such damage, either Landlord or Tenant may terminate this Lease by written notice to the other party, or (ii) if the Premises are damaged during the last Lease Year, then within thirty (30) days from the date of such damage, Landlord or Tenant may terminate this Lease by written notice to the other party. If either Landlord or Tenant terminates this Lease, the Rent shall be apportioned and paid to the date of such termination. If neither Landlord nor Tenant so elects to terminate this Lease but the damage required to be repaired by Landlord is not repaired within two hundred (200) days from the date of such damage (such two hundred (200) day period to be extended by the period of any delay outside the direct control of Landlord plus a reasonable period for a satisfactory settlement with any insurance company involved), Tenant, within thirty (30) days from the expiration of such two hundred (200) day period (as the same may be extended), may terminate this Lease by written notice to Landlord. During the period that Tenant is deprived of the use of the damaged portion of the Premises, and provided such damage is not the consequence of the fault or negligence of Tenant or its Agents, Base Rent and Tenant's Proportionate Share shall be reduced by the ratio that the rentable square footage of the Premises damaged bears to the total rentable square footage of the Premises before such damage; provided, further, that if (i) a Substantial Part of the Premises is damaged, (ii) the damage does not result from the fault or negligence of Tenant or its Agents, and (iii) Tenant does not use any of the Premises, then Rent shall fully abate during the period that Tenant is deprived of the use of the Premises. Notwithstanding anything herein to the contrary, Landlord shall not be required to rebuild, replace or repair of the Tenant's Property. If neither party terminates this Lease as aforesaid, Tenant shall be required to repair or replace the Tenant's Property.

         21.2 Condemnation. If the whole or a Substantial Part of the Premises or the Building shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including sale trader threat of such a taking), then the Term shall cease and terminate as of the date when title vests in such governmental or quasi-governmental authority, and Rent shall be prorated to the date when title vests in such governmental or quasi-governmental authority. If less than a Substantial Part of the Premises is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including sale under threat of such a taking), Base Rent and Tenant's Proportionate Share shall be reduced by the ratio that the portion so taken bears to the rentable square footage of the Premises before such taking, effective as of the date when title vests in such governmental or quasi-governmental authority, and this Lease shall otherwise continue in full force and effect; provided, however, that if such taking materially affects the Premises or access thereto so as to render the Premises unusable, Tenant may terminate this Lease upon notice to Landlord given within sixty (60) days after the taking occurs. Tenant shall have no claim against Landlord (or otherwise) as a result of such taking, and Tenant hereby agrees to make no claim against the condemning authority, for any portion of the amount that may be awarded as compensation or damages as a result of such taking; provided, however, that Tenant may, to the extent allowed by law, claim an award for moving expenses and for the taking of any of Tenant's Property (other than its leasehold interest in the Premises) which does not, under the terms of this Lease, become the property of Landlord at the termination hereof, as long as such claim is separate and distinct from any claim of Landlord and does not diminish Landlord's award. Tenant hereby assigns to Landlord any right and interest it may have in any award for its leasehold interest in the Premises.

                                   ARTICLE 22
                                     DEFAULT

         22.1 Events of Default. Each of the following shall constitute an Event of Default: (i) Tenant fails to pay Rent within five (5) days after written notice from Landlord; (ii) Tenant fails to observe or perform any other term, condition or covenant herein binding upon or obligating Tenant within thirty
(30) days after notice from Landlord; provided, however, that if such failure cannot be cured within said 30-day period, Tenant shall have a reasonable period of time in which to satisfy or cure said breach conditioned upon Tenant promptly commencing to cure such breach and diligently pursuing the cure to completion,
(iii) Tenant abandons or vacates the Premises (other than the Sublet Space);
(iv) Tenant or any Guarantor makes or consents to a general assignment for the benefit of creditors or a common law composition of creditors, or a receiver of the Premises or all or substantially all of Tenant's or Guarantor's assets is appointed; or (v) a transfer in violation of Article 11 herein.

         22.2 Landlord's Remedies. Upon the occurrence of an Event of Default, Landlord, at its option, without further notice or demand to Tenant, may in addition to all other rights and remedies provided in this Lease, at law or in equity:

              (i) Terminate this Lease and Tenant's right of possession of the Premises, and recover all damages to which Landlord is entitled under law, specifically including all of Landlord's reasonable expenses of reletting (including market rental concessions to new tenants, repairs, Alterations, legal fees and brokerage commissions). If Landlord elects to terminate this Lease, every obligation of the parties shall cease as of the date of such termination, except that Tenant shall remain liable for payment of Rent and performance of all other terms and conditions of this Lease to the date of termination.

              (ii) Terminate Tenant's right of possession of the Premises without terminating this Lease, in which event Landlord shall use commercially reasonable efforts to relet the Premises or any part thereof for such rent and term and upon such other conditions as are acceptable to Landlord. For purposes of such reletting, Landlord is authorized to redecorate, repair, alter and improve the Premises to the extent necessary in Landlord's sole discretion. Until Landlord relets the Premises, Tenant shall remain obligated to pay Rent to Landlord as provided in this Lease. If and when the Premises are relet and its sufficient sum is not realized from such reletting after payment of all Landlord's reasonable expenses of reletting (including rental concessions to new tenants, repairs, Alterations, legal fees and brokerage commissions) to satisfy the payment of Rent due under this Lease for any month. Tenant shall pay Landlord any such deficiency upon demand. Tenant agrees that Landlord may file suit to recover any sums due Landlord under this Article from time to time and that such suit or recovery of any amount due Landlord shall not be any defense to any subsequent action brought for any amount not previously reduced to judgment in favor of Landlord.

              (iii) Terminate this Lease and Tenant's right of possession of the Premises, and recover from Tenant the net present value of the Rent due from the date of termination until the Expiration Date, discounted at the lesser of the Interest Rate as of the date of termination or seven percent (7%) per annum.

              (iv) Re-enter and repossess the Premises and remove all persons and effects therefrom, by summary proceeding, ejectment or other legal action. Landlord shall have no liability by reason of any such re-entry, repossession or removal.

              (v) Recover from Tenant, to the extent permitted under the laws of the Commonwealth of Virginia, the value and/or cost of all unamortized concessions to Tenant under this Lease.

         22.3 Rights Upon Possession. If Landlord takes possession pursuant to this Article, upon terminating this Lease, Landlord may, at its option, enter into the Premises. remove Tenant's Alterations, signs, personal property, equipment and other evidences of tenancy, and store them at Tenant's risk and expense or dispose of them as Landlord may see fit, and take and hold possession of the Premises; provided, however, that if Landlord elects to take possession only without terminating this Lease, such entry, and possession shall not terminate this Lease or release Tenant or any Guarantor, in whole or in part, from the obligation to pay the Rent reserved hereunder for the full Term or from any other obligation under this Lease or any guaranty thereof.

         22.4 No Waiver. If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any other covenant, condition or agreement herein contained, nor of any of Landlord's rights hereunder. No waiver by Landlord of any breach shall operate as a waiver of such covenant, condition or agreement, or operate as a waiver of such covenant, condition or agreement itself, or of any subsequent breach thereof. No payment of Rent by Tenant or acceptance of Rent by Landlord shall operate as a waiver of any breach or default by Tenant under this Lease. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent herein stipulated shall be deemed to be other than a payment on account of the earliest unpaid Rent, nor shall any endorsement or statement on any check or communication accompanying a check for the payment of Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue any other remedy provided in this Lease. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of the Lease.

         22.5 Right of Landlord to Cure Tenant's Default. If an Event of Default shall occur, then Landlord may (but shall not obligated to) make such payment or do such act to cure the Event of Default, and charge the amount of the expense thereof, together with interest thereon at the Interest Rate, to Tenant. Such payment shall be due and payable upon demand: however, the making of such payment or the taking of such action by Landlord shall not be deemed to cure the Event of Default or to stop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled. Any such payment made by Landlord on Tenant's behalf shall bear interest until paid at the Interest Rate.

                                   ARTICLE 23
                                    MORTGAGES

         23.1 Subordination. This Lease and Tenant's interest hereunder shall have priority over, and be senior to, the lien of any Mortgage made by Landlord after the date of this Lease. However, if at any time or from time to time during the Term, a mortgagee or prospective mortgagee ("Mortgagee") requests that this Lease be subject and subordinate to its mortgage or deed or trust or similar lien ("Mortgage"), and if Landlord consents to such subordination, this Lease and Tenant's interest hereunder shall be subject and subordinate to the lien of such Mortgage and to all renewals, modifications, replacements, consolidations and extensions thereof and to any and all advances made thereunder and the interest thereon. Tenant agrees that, within ten (10) business days after receipt of a written request therefor from Landlord, it will, from time to time, execute and deliver any reasonable instrument or other document required by any such Mortgagee to subordinate this Lease and its interest in the Premises to the lien of such Mortgage; provided, however, that Tenant shall not be required to execute any such instrument or other document unless it contains a "non-disturbance" provision (i.e., a clause providing that, in the event of a foreclosure or deed in lieu thereof, Mortgagee will not disturb this Lease or Tenant's occupancy of the Premises as long as Tenant is not in default hereunder). If, at any time or from time to time during the Term, a Mortgagee of a Mortgage made prior to the date of this Lease shall request that this Lease have priority over the lien of such Mortgage, and if Landlord consents thereto, this Lease shall have priority over the lien of such Mortgage and all renewals, modifications, replacements, consolidations and extensions thereof and all advances made thereunder and the interest thereon, and Tenant shall, within ten (10) business days after receipt of a request therefor from Landlord, execute, acknowledge and deliver any and all reasonable documents and instruments confirming the priority of this Lease. In any event, however, if this Lease shall have priority over the lien of a first Mortgage, this Lease shall not become subject or subordinate to the lien of any subordinate Mortgage, and Tenant shall not execute any subordination documents or instruments for any subordinate Mortgagee, without the written consent of the first Mortgagee.

         This Lease and Tenant's interest hereunder shall be subject and subordinate to each and every, ground or underlying lease hereafter made of the Building, the Complex or the Land, and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant agrees that, within ten (10) business days after receipt of request therefor from Landlord, it will, from time to time, execute, acknowledge and deliver any instrument or other document required by any such lessor to subordinate this Lease and its interest in the Premises to such ground or underlying lease.

         23.2 Mortgagee Protection. Tenant agrees to give any Mortgagee by certified mail. return receipt requested, a copy of any notice of default served upon Landlord, provided that before such notice Tenant has been notified in writing of the address of such Mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee shall have an additional ten (10) business days within which to cure such default; provided, however, that if such default cannot be reasonably cured within that time. then such Mortgagee shall have such additional time as may be necessary to cure such default so long as Mortgagee has commenced and is diligently pursuing the remedies necessary, to cure such default (including the commencement of foreclosure proceedings, if necessary), in which event Tenant shall not exercise any remedies for default while such remedies are being so diligently pursued. In the event of the sale of the Land. the Complex or the Building, by foreclosure or deed in lieu thereof, the Mortgagee or purchaser at such sale shall be responsible for the return of the Security Deposit only to the extent that such Mortgagee or purchaser actually received the Security Deposit.

         23.3 Modification Due to Financing. If, in connection with obtaining construction or permanent financing for the Premises, the Building, the Complex or the Land, any lender (or Mortgagee) shall request reasonable modifications of this Lease as a condition to such financing, Tenant shall promptly execute a modification of this Lease, provided such modifications do not materially increase the financial obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's reasonable use and enjoyment of the Premises. Tenant and any Guarantor shall each, prior to execution and annually throughout the Term upon request, provide such financial information and documentation about itself to Landlord or Mortgagee as may be reasonably requested.

         23.4 Attornment. In the event of (i) a transfer of Landlord's interest in the Premises, (ii) the termination of any ground or underlying lease of the Complex, the Building or the Land, or (iii) the purchase of the Complex, the Building or Landlord's interest therein in a foreclosure sale or by deed in lieu of foreclosure under any Mortgage or pursuant to a power of sale contained in any Mortgage, then in any of such events Tenant shall, at the request of Landlord or Landlord's successor in interest, attorn to and recognize the transferee or purchaser of Landlord's interest or the lessor under the terminated ground or underlying lease, as the case may be, as Landlord under this Lease for the balance then remaining of the Term, and thereafter this Lease shall continue as a direct lease between such lessor, transferee or purchaser, as "Landlord," and Tenant, as "Tenant," except that such lessor, transferee or purchaser shall not be liable for any act or omission of Landlord prior to such lease termination or prior to its succession to title, nor be subject to any offset, defense or counterclaim accruing prior to such lease termination or prior to such succession to title, nor be bound by any payment of Base Rent or Additional Rent prior to such lease termination or prior to such succession to title for more than one month in advance. Tenant shall, upon request by Landlord or the transferee or purchaser of Landlord's interest or the lessor under the termination ground or underlying lease, as the case may be, execute and deliver an instrument or instruments confirming the foregoing provisions of this Article. Tenant hereby waives the provisions of any present or future law or regulation which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease, or the obligations of Tenant hereunder, upon or as a result of the termination of any such ground or underlying lease or the completion of any such foreclosure and sale.

         23.5 Non-Disturbance Agreement. Notwithstanding anything to the contrary in this Article, Landlord shall (i) obtain a subordination, attornment and non-disturbance agreement (an "SNDA") for the benefit of Tenant from Landlord's existing Mortgagee, and (ii) use reasonable efforts to obtain a SNDA for the benefit of Tenant from any future Mortgagees of Landlord. Each SNDA shall be on the Mortgagee's standard form. The form of SNDA to be used with Landlord's current Mortgagee is attached hereto as Exhibit H.

                                   ARTICLE 24
                             SURRENDER; HOLDING OVER

         24.1 Surrender of the Premises. Tenant shall peaceably surrender the Premises to Landlord on the Expiration Date or earlier termination of this Lease, in broom-clean condition and in as good condition as when Tenant took possession, including the repair of any damage to the Premises caused by the removal of any of Tenant's personal' property. or trade fixtures from the Premises, except for reasonable wear and tear and loss by fire or other casualty' not caused by Tenant or its Agents. Any of Tenant's personal property left on or in the Premises. the Building, the Complex or the Common Area after the Expiration Date or earlier termination of this Lease shall be deemed to be abandoned, and, at Landlord's option, title shall pass to Landlord under this Lease.

         24.2 Holding Over. In the event that Tenant shall not immediately surrender the Premises to Landlord on the Expiration Date or earlier termination of this Lease, Tenant shall be deemed to be a month to month tenant upon all of the terms and provisions of this Lease, except the monthly Base Rent shall be one hundred fifty percent (150%) of the monthly Base Rent in effect during the last month of the Term. Notwithstanding the foregoing, if Tenant shall hold over after the Expiration Date or earlier termination of this Lease, and Landlord shall desire to regain possession of the Premises, then Landlord may upon reasonable prior written notice forthwith re-enter and take possession of the Premises. Tenant shall indemnify Landlord against all liabilities and damages sustained by Landlord by reason of such retention of possession.

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

                                   ARTICLE 25
                                 QUIET ENJOYMENT

         25.1 General. Landlord covenants that if Tenant shall pay Rent and perform all of the terms and conditions of this Lease to be performed by Tenant, Tenant shall during the Term peaceably and quietly occupy and enjoy possession of the Premises without molestation or hindrance by Landlord or any successor party' claiming through or under Landlord, subject to the provisions of this Lease and any Mortgage to which this Lease is subordinate and easements, conditions and restrictions of record affecting the Land.

                                   ARTICLE 26
                     COVENANTS REGARDING HAZARDOUS MATERIALS

         26.1 Definition. As used in this Article, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "infectious wastes," "hazardous materials" or "toxic substances" now or subsequently regulated under any federal, state or local laws, regulations or ordinances including oil, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety, of persons.

         26.2 General Prohibition. To the best of Landlord's actual knowledge, there are no Hazardous Materials on or about the Building or the Premises. Neither Landlord nor Tenant shall cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated. discharged, released, spilled or disposed of on, in, under or about the Premises, the Building, the Complex or the Land by Landlord or Tenant or their respective Agents, sublessees or assignees. Each party shall indemnify, defend and hold the other party harmless from and against any and all actions (including remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including punitive damages), expenses (including attorneys', consultants' and experts' fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties. injunctive or other relief (whether or not based upon personal or bodily injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses arising from a breach of this prohibition by the other party, its Agents, sublessees or assignees. Landlord recognizes and acknowledges that Tenant or its Agents may use and store within the Building normal and customary, quantities of office and cleaning supplies which Tenant covenants to dispose of in accordance with all applicable Legal Requirements.

         26.3 Notice. In the event that Hazardous Materials are discovered upon, in, or under the Premises, the Building, the Complex or the Land and any governmental agency or entity having jurisdiction over the Premises, the Building, the Complex or the Land requires the removal of such Hazardous Materials, Tenant shall be responsible for removing those Hazardous

Materials arising out of or related to the use or occupancy of the Premises, by Tenant or its Agents, affiliates, sublessees or assignees but not those of its predecessors. Notwithstanding the foregoing, Tenant shall not take any remedial action in or about the Premises, the Building, the Complex or the Land without first notifying Landlord of Tenant's intention to do so and affording Landlord the opportunity to protect Landlord's interest with respect thereto. Tenant immediately shall notify Landlord in writing of: (i) any spill, release, discharge or disposal of any Hazardous' Material in, on or under the Premises, the Building, the Complex, the Land or any portion thereof, (ii) any enforcement, cleanup, removal or other governmental or regulatory action instituted, contemplated, or threatened (if Tenant has notice thereof) pursuant to any Hazardous Materials Laws; (iii) any claim made or threatened by any person against Tenant, the Premises, the Building, the Complex or the Land relating to damage, contribution, cost recovery, compensation, loss or injury, resulting from or claimed to result from any Hazardous Materials; and (iv) any reports made to any governmental agency or entity arising out of or in connection with any Hazardous Materials in, on, under or about or removed from the Premises, the Building, the Complex or the Land, including any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant also shall supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises, the Building, the Complex, the Land or Tenant's use or occupancy thereof.

         26.4 Survival. The respective rights and obligations of Landlord and Tenant under this Article 26 shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 27
                                  MISCELLANEOUS

         27.1 No Representations by Landlord. Tenant acknowledges that neither Landlord or its Agents nor any broker has made any representation or promise with respect to the Premises, the Building, the Complex, the Land or the Common Area, except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by Tenant except as herein expressly set forth.

         27.2 No Partnership. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between Landlord and Tenant other than that of landlord and tenant.

         27.3 Brokers. Landlord recognizes Brokers as the sole brokers procuring this Lease and shall pay Brokers a commission therefor pursuant to a separate agreement between Brokers and Landlord. Landlord and Tenant each represents and warrants to the other that it has not employed any broker, agent or finder other than Brokers relating to this Lease. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claim for brokerage or other commission arising from or out of any breach of the indemnitor's representation and warranty.

         27.4 Estoppel Certificate. Tenant shall, without charge, at any time and from time to time, within ten (10) business days after request therefor by Landlord, Mortgagee, or any purchaser of the Land, the Complex or the Building execute, acknowledge and deliver to such requesting party a written estoppel certificate certifying, as of the date of such estoppel certificate, the following: (i) that this Lease is unmodified and in full force and effect (or if modified, that the Lease is in full force and effect as modified and setting forth such modifications); (ii) that the Term has commenced (and setting forth the commencement date and expiration date); (iii) that Tenant is presently occupying the Premises; (iv) the amounts of rent currently due and payable by Tenant; (v) that any alterations required by the Lease to have been made by Landlord have been made to the satisfaction of Tenant; (vi) that there are no existing set-offs, charges, liens, claims or defenses against the enforcement of any right hereunder; (vii) that no rent (except the first installment thereof) has been paid more than thirty (30) days in advance of its due date; (viii) that Tenant has no knowledge of any then uncured default by Landlord of its obligations under this Lease (or, if Tenant has such knowledge, specifying the same in detail); (ix) that Tenant is not in default; (x) that the address to which notices to Tenant should be sent is as set forth in the Lease (or, if not, specifying the correct address); and (xi) any other certifications reasonably requested by Landlord. Any such estoppel certificate delivered pursuant to this Article may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of any portion of the Land, as well as their assignees.

         27.5 Financial Statements. Within five (5) days after request by Landlord, but not more often than once in any Lease Year, Tenant shall deliver to Landlord financial statements of Tenant for its most recently ended fiscal year and interim financial statements for its most recently ended quarter. To the extent available, such financial statements shall be audited but if not available shall be certified as true, correct and complete by Tenant's chief financial officer.

         27.6 Waiver of Jury Trial. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either party against the other with respect to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Premises. In the event Landlord commences any proceedings for nonpayment of Rent, Tenant shall not interpose any counterclaims other than compulsory counterclaims. This shall not, however, be construed as a waiver of Tenant's right to assert such claims in any separate action brought by Tenant.

         27.7 Notices. All notices or other communications hereunder shall be in writing and shall be deemed duly given if delivered in person or upon the earlier of receipt, if mailed by certified or registered mail, or three (3) business days after certified or registered mailing, return receipt requested, postage prepaid, addressed and sent, if to Landlord to Landlord's Address specified in Article 1.18 or if to Tenant to Tenant's Address specified in
Article 1.19. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

         27.8 Invalidity of Particular Provisions. If any provisions of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the full extent permitted by law.

         27.9 Gender and Number. All terms and words used in this Lease. regardless of the number or gender in which they are used, shall be deemed to include any other number or gender as the context may require.

         27.10 Benefit and Burden. Subject to the provisions of Article 11 and except as otherwise expressly provided, the provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, heirs, successors and assigns.

         27.11 Entire Agreement. This Lease (which shall be deemed to include the Exhibits attached hereto, as well as the Agreement) contains and embodies the entire agreement of the parties hereto, and no representations, inducements or agreements, oral or otherwise, between the parties not contained in this Lease shall be of any force or effect. This Lease (other than the Rules and Regulations, which may be changed from time to time as provided herein) may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by Landlord and Tenant.

         27.12 Attorney's Fees. If, as a result of any default of Landlord or Tenant in its performance of any of the provisions of this Lease, the other party uses the services of an attorney in order to secure compliance with such provisions or recover damages therefor, or to terminate this Lease or evict Tenant, the non-prevailing party shall reimburse the prevailing party upon demand for any and all reasonable attorneys' fees and reasonable expenses so incurred by the prevailing party.

         27.13 Governing Law. This Lease is governed by the laws of the Commonwealth of Virginia.

         27.14 Force Majeure. Except for Tenant's obligations to pay Rent hereunder. neither Landlord nor Tenant shall be required to perform any of its obligations under this Lease, nor shall such party be liable for loss or damage for failure to do so, nor shall the other party thereby be released from any of its obligations under this Lease, where such failure by the non-performing party arises from or through acts of God, strikes, lockouts, labor difficulties, explosions, sabotage, accidents, riots, civil commotion, acts of war, results of any warfare or warlike conditions in this or any foreign country, fire or casualty, Legal Requirements, energy shortage or other causes beyond the reasonable control of the non-performing party, unless such loss or damage results from the willful misconduct or gross negligence of the non-performing party.

         27.15 Headings. Captions and headings are for convenience of reference only.

         27.16 Exhibits. All Exhibits attached to this Lease are hereby incorporated in this Lease as though set forth at length herein.

         27.17 Transportation Management. Tenant shall fully comply with all present or future programs implemented by the Association or Landlord or required by any County, State or Federal Legal requirements (including the Covenants), to manage parking, transportation, air pollution or emissions, or traffic in and around the Building or the metropolitan area in which the Building is located.

         27.18 Interpretation. "Include," "includes," and "including" mean considered as part of a larger group, and not limited to the items recited. "Shall" means "is obligated to." "May" means "is permitted to." The necessary grammatical changes required to make the provisions hereof apply either to corporations, partnerships, or individuals, men or women, as the case may be, shall in all cases be assumed as though in each case fully expressed.


                                   ARTICLE 28
                                 OPTION TO RENEW

         28.1 Exercise of Option. Tenant shall have the right (the "Renewal Option") to extend the Term for one (1) period of five (5) Lease Years (a "Renewal Period") provided (i) Tenant gives notice to Landlord of its election to exercise its Renewal Option no more than 270 days and no less than 180 days prior to the Expiration Date, and (ii) no Event of Default exists at the time Tenant exercises its Renewal Option.

         28.2 Current Market Rent. All terms and conditions of this Lease shall remain in full force and effect during the Renewal Period, except that (i) Annual Base Rent and increases thereof during the Renewal Period shall be adjusted to equal one hundred percent (100%) of the "Current Market Rent" (as defined below), and (ii) the Base Year for Operating Expenses and the Base Year for Real Estate Taxes shall be adjusted to be calendar year 2005. The "Current Market Rent" for purposes of this Lease shall mean the prevailing market rent as of the date such market rent is to go into effect for renewal leases of other comparable office space of the same quality, size, location, level of finish, and lease term in the Building and in other comparable office buildings located in the Chantilly, Virginia area, for a tenant of credit-worthiness comparable to that of Tenant, taking into account all relevant factors, including the building's age and condition, any significant renovation of the Building or the leased space, all components of rent, including base rent, the number, type and base year for various rent escalations, base year and pass-throughs for operating expenses and real estate taxes, and any "Concessions" (as defined below). The determination of Current Market Rent shall include establishing new Lease terms consistent with market terms at such time relating to minimum rent, base year, rent escalations, and pass throughs of real estate taxes and operating expenses, to modify or replace as appropriate the then existing terms contained in this Lease relating to such items. The term "Concessions" means any free or reduced rent periods, construction allowances or other concessions.

         28.3 Initial Negotiation Period. Within ten (10) days after receipt of Tenant's notice of its election to exercise the Renewal Option, Landlord shall provide Tenant with Landlord's good faith determination of the Current Market Rent. If Tenant agrees with

Landlord's determination, Tenant shall notify Landlord within fifteen (15) days after Tenant's receipt of Landlord's determination of the Current Market Rent.

         28.4 Determination of Rent by Brokers. If Tenant fails to agree with Landlord's determination of the Current Market Rent within the fifteen (15) day period referred to in Article 28.3, then, within five (5) days after the expiration of the fifteen (15) day period, Landlord and Tenant shall each appoint a real estate broker, and shall notify the other of its choice within such time. If either party fails to select a broker within such time, the broker selected by the other party shall establish the Current Market Rent. For a period of thirty (30) days after their appointment, the two (2) brokers selected by Landlord and Tenant shall attempt to agree upon the Current Market Rent. If the two (2) brokers agree upon the Current Market Rent, the Current Market Rent shall be as agreed upon by them. If the two (2) brokers are unable to agree upon the Current Market Rent within this 30-day period, they shall select a third real estate broker within ten (10) days after the expiration of the 30-day period. If the two (2) brokers fail to select a third broker within such time, either party may request such appointment by the U.S. District Court for the Eastern District of Virginia. Within thirty (30) days after the third broker is selected, the third broker shall make an independent determination of the Current Market Rent, which shall be conclusively binding upon the parties. The third broker shall notify the parties of his determination in writing. In making his determination, the third broker may rely upon whatever data he deems appropriate, including any data submitted to him by the other two (2) brokers. Landlord and Tenant shall each pay the fee of the broker selected by it, and shall equally share the payment of the fee of the third broker.

         28.5 Qualifications of Brokers. Each broker selected under this Article shall be licensed in Virginia as a real estate broker, specializing in the field of commercial office leasing in the Northern Virginia area, having no less than ten (10) years' experience in such field, and recognized as ethical and reputable within the field.

         28.6 Execution of Lease Amendment. The parties shall execute a Lease amendment reflecting the extension and the new economic terms within ten (10) days after determination of the Current Market Rent, but failure to execute such amendment shall not affect the commencement of the Renewal Period or Tenant's obligation to pay rent during the Renewal Period at the rate established pursuant to this Article.

         28.7 Time is of the Essence. Time is of the essence with respect to the time periods in this Article.


                                   ARTICLE 29
                              RIGHTS OF FIRST OFFER

         29.1 Right of First Offer for First Floor.

              (i) Subject to the terms of this Article, Tenant shall have a right of first offer (the "First Offer Right") to negotiate for the lease of any space on the first floor of the Building that becomes available for lease (each of such spaces being referred to as the "First

Offer Space"). First Offer Space shall not include any space that is available for lease as of the date hereof.

             (ii) If all or any part of the First Offer Space becomes available for lease at a time when the First Offer Right is in effect ("Available First Offer Space"), Landlord shall offer the Available First Offer Space to Tenant before offering it to any other party. Landlord shall offer the Available First Offer Space to Tenant by submitting to Tenant a binding letter of intent with respect thereto, identifying the date on which Landlord expects the Available First Offer Space to be available for occupancy by Tenant (the "First Offer Space Commencement Date"), and containing such terms and conditions as are determined by Landlord, in Landlord's reasonable discretion, acting in good faith, to be the market rate for available space in the Building and in other comparable office buildings in the Chantilly, Virginia area. Tenant shall have the right within ten (10) days after Tenant receives the letter of intent to lease the Available First Offer Space by executing the letter of intent and delivering it to Landlord. The term for the First Offer Space shall end on the same date as the Term for the Premises; provided, however, that if the First Offer Space Commencement Date will occur within the last three Lease Years of the Term, Landlord may condition the lease of the Available First Offer Space to Tenant upon the extension of the Expiration Date for the entire Premises to be three (3) years from the First Offer Space Commencement Date, with Rent for such additional period being determined by Landlord, in its reasonable discretion.

            (iii) The parties shall execute an Amendment to Lease reflecting the lease of the Available First Offer Space within ten (10) days after Tenant executes the letter of intent, but failure to execute such Amendment shall not affect the commencement of the term for the Available First Offer Space or Tenant's obligation to pay rent for the Available First Offer Space in accordance with the letter of intent.

             (iv) Any Available First Offer Space that Tenant fails to lease in accordance with this Article shall thereafter become "Rejected First Offer Space." Landlord shall be free to lease all or any part of any Rejected First Offer Space to any other party without first offering all or any part of the Rejected First Offer Space to Tenant.

              (v) Notwithstanding anything to the contrary in this Article, no First Offer Space shall be considered available for lease if (i) the tenant then occupying the space desires to renew its lease, whether pursuant to a renewal option or otherwise, or (ii) the space is subject to any other right of first offer, first refusal or similar right of another tenant existing as of the Commencement Date. Accordingly, any such First Offer Space not considered available for lease pursuant to the preceding sentence may be leased by Landlord to the existing tenant or party holding such other right without first offering it to Tenant.

         29.2 Right of First Offer for Suite 105.

              (i) Subject to the terms of this Article, Tenant shall have a right of first offer (the "Suite 105 First Offer Right") to negotiate for the lease of Suite 105 ("Suite 105"), which is on the first floor of the Building and contains approximately 3,285 rentable square feet. Suite 105 is identified on Exhibit F attached hereto. The lease for the tenant occupying Suite 105 as of the date hereof expires on February 28, 2002, and any re-leasing rights of such tenant are subordinate to this Suite 105 First Offer Right.

             (ii) If Tenant desires to exercise its Suite 105 First Offer Right, it shall so notify Landlord by November 1, 2001. Landlord shall then offer Suite 105 to Tenant effective as of the date Suite 105 next becomes available (which Landlord anticipates will be March 1, 2002). Landlord shall offer Suite 105 to Tenant by submitting to Tenant a binding letter of intent with respect to Suite 105, containing such terms and conditions as are determined by Landlord, in Landlord's reasonable discretion, acting in good faith, to be the market rate for available space in the Building and in other comparable office buildings in the Chantilly, Virginia area. Tenant shall have the right within ten (10) days after Tenant receives the letter of intent to lease the Suite 105 by executing the letter of intent and delivering it to Landlord. The term for the Suite 105 First Offer Space shall end on the same date as the Term for the Premises.

            (iii) The parties shall execute an Amendment to Lease reflecting the lease of Suite 105 within ten (10) days after Tenant executes the letter of intent, but failure to execute such Amendment shall not affect the commencement of the term for Suite 105 or Tenant's obligation to pay rent for Suite 105 in accordance with the letter of intent.

             (iv) If Tenant fails to exercise its Suite 105 First Offer Right, Landlord shall thereafter be free to lease all or any part of Suite 105 to any other party without first offering all or any part of it to Tenant.

              (v) Article 29.1 shall apply to Suite 105 if it becomes available before the Suite 105 First Offer Right must be exercised. However, if Tenant fails to exercise the Suite 105 First Offer Right, Suite 105 shall thereafter no longer be subject to either the First Offer Right or the Suite 105 First Offer Right.

         29.3 Tenant may not be in Default. This Article shall apply only as long as this Lease is in full force and effect and there is no uncured monetary Event of Default hereunder.

         29.4 Time is of the Essence. Time shall be of the essence with respect to all of the time periods set forth in this Article.

                                   ARTICLE 30
                  TENANT'S MANDATORY LEASE OF ADDITIONAL SPACE

         30.1 Lease of Must Take Space. Landlord shall lease to Tenant and Tenant shall lease from Landlord the "Must Take Space" (as hereafter defined), subject to the terms of this Article. The "Must Take Space" is located on the first floor of the Building, contains approximately 2,945 rentable square feet, and is identified on Exhibit G attached hereto.

         30.2 Terms for Must Take Space. The Must Take Space shall be leased on the same terms and conditions as the Premises as though it had been leased along with the Premises as of the Commencement Date, except that (i) the lease term for the Must Take Space shall commence one hundred fifty (150) days after the Commencement Date (the "Must Take Commencement Date"), (ii) Base Rent for the Must Take Space shall be calculated at the rate of

$19.00 per rentable square foot, with three percent (3%) annual increases occurring on commencement of the second and each subsequent Lease Year during the Term, (iii) effective as of January 1, 2001, Tenant's Proportionate Share of Building Operating Expenses, Tenant's Proportionate Share of Complex Operating Expenses, and Tenant's Proportionate Share of Real Estate Taxes shall be increased to include the Must Take Space, which proportionate shares shall then equal 17.04%, 7.15% and 7.15%, respectively, and (iv) Landlord, at its cost, shall build out the Must Take Space to the same level of finish and pursuant to the same procedure as is provided in the Work Agreement, except that the date of substantial completion of the Must Take Space shall be on or before the Must Take Commencement Date.

         30.3 Execution of Lease Amendment. Tenant shall lease the Must Take Space by executing an Amendment to Lease amendment and delivering it to Landlord within ten (10) business days after Tenant receives the Amendment from Landlord, but failure to execute such Amendment shall not effect the commencement of the term for the Must Take Space or Tenant's obligation to pay rent for the Must Take Space pursuant to this Article.

                                   ARTICLE 31
                                OPTION TO EXPAND

         31.1 Option to Lease Expansion Space. Subject to the terms of this Article, Tenant shall have one (1) option to lease additional space in the Complex that is vacant and available for lease during the period starting on the date hereof and ending on the one hundred twentieth (120th) day after the Commencement Date (the "Expansion Period"). (Space leased pursuant to this
Article is referred to hereafter as the "Expansion Space.")

         31.2 Exercise of Expansion Option; Determination of Expansion Space. If Tenant desires to exercise its expansion option, Tenant shall so notify Landlord within the Expansion Period. Tenant's notice shall identify the approximate size and location of the space that Tenant desires to lease. Upon receipt of Tenant's notice, Landlord shall work with Tenant in good faith to agree upon the exact size and location of the Expansion Space, taking into account the space that is available at that time and Landlord's reasonable marketing requirements for the remaining vacant space. If the parties are unable to agree upon the size and location of the Expansion Space within ten (10) days after Landlord's receipt of Tenant's notice, Tenant's expansion option shall expire.

         31.3 Terms for Expansion Space. The Expansion Space shall be leased on the same terms and conditions as the Premises as though it had been leased along with the Premises as of the Commencement Date, except that (i) the lease term for the Expansion Space shall commence on the date that the space is delivered to Tenant (the "Expansion Space Commencement Date"), (ii) Base Rent for the Expansion Space shall be calculated at the rate of $19.00 per rentable square foot, with three percent (3%) annual increases occurring on commencement of the second and each subsequent Lease Year during the Term, (iii) effective as of January 1, 2001, Tenant's Proportionate Share of Operating Expenses and Tenant's Proportionate Share of Real Estate Taxes shall be increased to include the Expansion Space, (iv) Landlord, at its cost, shall build out the Expansion Space to the same level of finish and pursuant to the same procedure as is provided in the Work Agreement, except that the date of substantial completion of the Expansion Space shall be on or

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

before the Expansion Space Commencement Date, and (v) Landlord may increase the Security Deposit as it deems appropriate, in its reasonable judgment.

         31.4 Extension of Lease Term. If Tenant leases the Expansion Space hereunder, the Term of this Lease shall be extended so that the Expiration Date becomes the last day of the month in which the fifth (5th) anniversary of the Expansion Space Commencement Date occurs. During the period from the existing Expiration Date to the extended Expiration Date, the Premises shall be leased upon the same terms and conditions as in the original Term, except that, if this extension results in a seventh Lease Year, Base Rent for the seventh Lease Year shall be increased by three percent (3%) over Base Rent for the sixth Lease Year.

         31.5 Execution of Lease Amendment. The parties shall execute an Amendment to Lease reflecting the lease of the Expansion Space and the extension of the Term within ten (10) days after Tenant receives the Amendment from Landlord, but failure to execute such Amendment shall not affect the commencement of the term for the Expansion Space or Tenant's obligation to pay rent for the Expansion Space in accordance with this Article.

         31.6 Tenant may not be in Default. This Article shall apply only as long as this Lease is in full force and effect and there is no uncured monetary Event of Default hereunder.

         31.7 Time is of the Essence. Time shall be of the essence with respect to all of the time periods set forth in this Article.


                                   ARTICLE 32
                                 SATELLITE DISH

         32.1 Right to have Satellite Dish. Tenant, at no additional rent, shall have the right to install and maintain on the roof of the Building one (1) satellite dish antenna or microwave antenna, together with the cables extending from such antenna to the Premises, subject to the conditions set forth in this Article. (Said satellite dish or microwave dish antenna and all related cables, boosters and other equipment are referred to hereafter collectively as the "Antenna").

         32.2 Approval of Specifications. The location, size, weight, height and all other features and specifications of the Antenna and the manner of initial installation of it shall be mutually agreed upon by Landlord and Tenant. Tenant shall install appropriate screening of the Antenna as reasonably required by Landlord.

         32.3 Compliance with Legal Requirements. The Antenna, and the installation thereof, shall comply with all Legal Requirements. If, at any time during the Term, the Antenna does not comply with all Legal Requirements, Tenant shall immediately remove it or, with Landlord's approval, immediately modify the Antenna to bring it into compliance with all Legal Requirements. Tenant's failure to obtain any permit required in order to initially install the Antenna, or a subsequent inability to maintain the Antenna for any reason, shall have no effect on this Lease other than to nullify the right to install and use the Antenna.

         32.4 Maintenance. Landlord shall have the right to regulate and control access to the roof by Tenant, its employees, agents and contractors. At all times, Tenant shall maintain the Antenna in clean, good and safe condition and in a manner that avoids interference with or disruption to Landlord and other tenants of the Building.

         32.5 Indemnification. Tenant's placement of the Antenna on the roof as aforesaid shall be at Tenant's sole risk and Landlord shall have no liability for damage thereto or loss thereof under any circumstances. Tenant shall indemnify and hold Landlord harmless for any liability, damages, costs or expenses (including reasonable attorneys' fees) incurred as a result of permitting the placement and operation of the Antenna on the roof and allowing access thereto.

         32.6 Removal. At the expiration or earlier termination of the term of this Lease, Tenant shall remove the Antenna from the Building and surrender the area of the roof occupied by the Antenna in good condition, ordinary wear and tear and unavoidable damage by the elements excepted.



                           [INTENTIONALLY LEFT BLANK]

         32.7 Payment of Electric Charges. Tenant shall be responsible for paying all electric charges incurred in connection the operation of the Antenna.

         32.8 Non-Exclusive Right. Landlord may grant other parties the right to use the roof for any lawful purposes (including the installation of other satellite dishes and antennas) as long as this use does not unreasonably interfere with Tenant's right to use the roof for its Antenna in accordance with this Article.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal as of the date above written.

                              LANDLORD:

ATTEST/WITNESS:               ENTERPRISE CENTER LIMITED
                              PARTNERSHIP NUMBER TWO, a Virginia
                              limited partnership

                              By:  ELV/ENTERPRISE II, INC., a Delaware
                                   corporation, its general partner


/s/ THERESA F. MCLAUGHLIN          By: /s/ SCOTT W. JENKINS
---------------------------           --------------------------(Seal)
Name: Theresa F. McLaughlin            Scott W. Jenkins, Vice President
     ----------------------

[Corporate Seal]

                              TENANT:


ATTEST/WITNESS:               CROSSWALK.COM, INC. a Delaware corporation


/s/ GARY A. STRUZIK           By: /s/ W. M. PARKER
---------------------------      -------------------------------(Seal)
Name: Gary A. Struzik         Name:   W. M. Parker
     ----------------------        -----------------------------------
                              Title:  CEO / PRESIDENT
                                    ----------------------------------

[Corporate Seal]

                                    EXHIBIT A

                              PLAN SHOWING PREMISES

                                [to be inserted]

                                    EXHIBIT B

                                 WORK AGREEMENT


     1. Definitions. The following terms, when used herein, shall have the meanings set forth below.


         1.1  Architect.  Eiger Consulting.


         1.2 Change Order. Any change requested by Tenant to the Space Plan or to the approved Construction Documents.


         1.3 Construction Documents. The construction working drawings, mechanical, electrical and other technical specifications, and the finishing details for the Tenant Improvements, including wall finishes and colors and technical and mechanical equipment installations, if any. The Construction Documents shall be subject to Tenant's approval, which shall not be unreasonably withheld or delayed.


         1.4 Contractor. The person or firm selected by Landlord to construct to the Tenant Improvements.


         1.5 Punchlist. A list of construction items to be completed after the Commencement Date that are minor in character and do not materially interfere with Tenant's use of the Premises.


         1.6 Space Plan. The plan dated July 8, 1999 showing the outline of and the specifications for the Tenant Improvements, including the location of offices, conference rooms and other areas. The Space Plan is attached hereto as Exhibit B-1.


         1.7 Substantial Completion. Completion of the Tenant Improvements substantially in accordance with the Construction Documents, except for the Punchlist, but in no event before the issuance of a Certificate of Occupancy.


         1.8 Tenant Delay. Any delay in completing the Tenant Improvements caused by any of the following: (i) Tenant's failure to furnish within five (5) days after the date hereof all information to Architect needed for the Construction Documents, (ii) Tenant's failure to approve the Construction Documents or to note any objections thereto within five (5) days after they are submitted to Tenant, (iii) Tenant's failure to meet any other deadlines specified in this Work Agreement, (iii) a Change Order, (iv) interference with the construction process by any person employed or retained by Tenant, or (v) any other Tenant-caused delay.


         1.9 Tenant Improvements. The improvements to the Premises shown on the Space Plan that are being made pursuant to this Work Agreement in order to prepare the Premises for Tenant's occupancy. The term "Tenant Improvements" shall not include cabling for telephone and computer systems or the installation of any of Tenant's furniture or equipment.

However, "Tenant Improvements" shall include electrical wiring to junction boxes at locations reasonably designated by Tenant for the purpose of installing modular furniture. The Tenant Improvements shall be constructed with Landlord's building standard materials.


     2.  Construction; Change Orders.


         A. Contractor shall construct the Tenant Improvements in a good and workmanlike manner substantially in accordance with the Construction Documents. Landlord shall supervise this construction. Landlord shall not be paid an administrative or construction management fee for its supervision of the Tenant Improvements. Landlord shall endeavor in good faith to cause the Tenant Improvements to be Substantially Completed on or before November 1, 1999, subject to Tenant Delay, but neither the validity of this Lease nor the obligations of Tenant under this Lease shall be affected by a failure to Substantially Complete the Premises by such date, and Tenant shall have no claim against Landlord because of Landlord's failure to Substantially Complete the Premises on such date or by any other date, except for Tenant's right to terminate in Section 9 below.


         B. Landlord's approval of any Change Orders shall be required, but shall not be unreasonably withheld except that Landlord, in its reasonable discretion, may withhold or delay its approval of any Change Orders to the extent that they affect the Building's structure or systems or would be visible from the exterior of the Building or from any common area in the Building.

         C. Upon Substantial Completion of the Tenant Improvements, Landlord will deliver possession of the Premises to Tenant. Before delivering the Premises to Tenant, Landlord will obtain a certificate of occupancy, if one is required by law for Tenant to occupy the Premises. Tenant will cooperate with Landlord as necessary to obtain any such certificate of occupancy.

     3. Affect of Tenant Delay on Commencement Date. If Landlord is delayed in delivering possession of the Premises to Tenant in accordance with this Work Agreement because of a Tenant Delay, then, notwithstanding Article 4 of the Lease, the Commencement Date shall be the date (as reasonably determined by Landlord) that Landlord would have delivered the Premises to Tenant but for the Tenant Delay.


     4. Payment for the Tenant Improvements. Landlord shall pay for the cost of completing the Tenant Improvements pursuant to the Space Plan, including the cost to prepare the Space Plan and Construction Documents. If Tenant requests any Change Orders, Tenant shall pay for the differential cost of the Change Order within thirty (30) days after receipt of an invoice from Landlord or the Contractor.


     5. Punchlist. Before the Premises are delivered to Tenant, Landlord, Tenant and Contractor shall make a final inspection of the Premises to ensure that the Tenant Improvements have been made substantially in accordance with the Construction Documents, at which time the Punchlist shall be prepared. Contractor shall complete the items on the Punchlist as soon as practicable after the Commencement Date.

     6. Early Entry by Tenant. Landlord shall grant Tenant access to the Premises at least ten (10) days before the Commencement Date solely for the purpose of installing telephone and computer cable and wiring, fixtures, furniture and related items within the Premises. Landlord may exercise its reasonable discretion as to the timing of Tenant's early entry as such timing relates to the completion of the Tenant Improvements. During any periods of such early entry, Tenant shall abide by all terms and conditions of this Lease (including all insurance requirements), but Tenant shall not be required to pay Rent before the Commencement Date.


     7. Tenant Allowance for Cabling. Landlord shall provide Tenant with a cash allowance of $6,000.00 (the "Tenant Allowance") to be applied against the cost of installing computer and telephone cabling and equipment in the Premises. Landlord shall pay the Tenant Allowance to Tenant within thirty (30) days following receipt by Landlord of (i) properly executed lien waiver forms from all contractors performing the work for which reimbursement is sought, and (ii) invoices or other evidence of the cost of such work. Any unused portion of the Tenant Allowance shall be retained by Landlord.


     8. Tenant's Right to Terminate Lease. Notwithstanding anything to the contrary in the Lease or this Work Agreement, if Landlord fails to Substantially Complete the Tenant Improvements by January 31, 2000, and such failure is attributable solely to acts within Landlord's reasonable control, Tenant may terminate this Lease upon ten (10) days' notice to Landlord given at any time after January 31, 2000 but before the Tenant Improvements are Substantially Completed.

                                    EXHIBIT C

                       DECLARATION BY LANDLORD AND TENANT

     THIS DECLARATION is hereby attached to and made a part of the Lease dated ________, 1999 (the "Lease"), between ENTERPRISE CENTER LIMITED PARTNERSHIP NUMBER TWO, a Virginia limited partnership ("Landlord") and CROSSWALK.COM, INC. a Delaware corporation ("Tenant"). All terms used in this Declaration have the same meaning as they have in the Lease.

         1. Landlord and Tenant do hereby declare that possession of the Premises was accepted by Tenant on

         2. As of the date hereof the Lease is in full force and effect, and Landlord has fulfilled all of its obligations under the Lease required to be fulfilled by Landlord on or prior to said date;

         3. The Commencement Date is hereby established to be _______________;
and

         4. The Expiration Date is hereby established to be ________________, unless the Lease is sooner terminated pursuant to any provisions thereof.

                              LANDLORD:

ATTEST/WITNESS:               ENTERPRISE CENTER LIMITED
                              PARTNERSHIP NUMBER TWO, a Virginia
                              limited partnership

                              By:  ELV/ENTERPRISE II, INC., a Delaware
                              corporation, its general partner

                                By:
-------------------------          ------------------------------(Seal)
Name:                              Scott W. Jenkins, Vice President
     --------------------

                              TENANT:


ATTEST/WITNESS:               CROSSWALK.COM, INC.


                              By:
-------------------------        --------------------------------(Seal)
Name:                         Name:
     --------------------          --------------------------------------
                              Title:
                                   --------------------------------------

                                    EXHIBIT D

                              RULES AND REGULATIONS

         The following rules and regulations have been formulated for the safety and well-being of all the tenants of the Building and the Complex and become effective upon occupancy. Strict adherence to these rules and regulations is necessary, to guarantee that each and every tenant will enjoy a safe and unannoyed occupancy. Any repeated or continuing violation of these rules and regulations by Tenant after notice from Landlord, shall be sufficient cause for termination of this Lease at the option of Landlord.

         Landlord may, upon request by any tenant, waive the compliance by such tenant of any of the foregoing rules and regulations provided that (i) no waiver shall be effective unless signed by Landlord or Landlord's authorized agent (.ii) any such waiver shall not relieve such tenant from the obligation to comply with such rule or regulation in the future unless expressly consented to by Landlord, and (iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of enjoyment with the foregoing rules and regulations unless such other tenant has received a similar waiver in writing from Landlord.

         1. The sidewalks, entrances, passages, courts, vestibules, or stairways, or other parts of the Complex and the Building not occupied by any tenant shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from any tenant's Premises. Landlord shall have the right to control and operate the public portions of the Complex, the Building, and the facilities furnished for the common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally. No tenant shall permit the visit to its Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the entrances, corridors, elevators, and other public portions or facilities of the Complex or the Building.

         2. No signs, awnings or other projections shall be attached to the outside walls of any building without the prior written consent of Landlord. No drapes, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior consent of Landlord. Such signs, awnings, projections, curtains, blinds, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord.

         3. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Complex or the Building, nor placed in any interior Common Area without the prior written consent of Landlord.

         4. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors, or licensees, shall have caused the same.

         5. There shall be no marking, painting, drilling into or in anyway defacing any part of the Premises, the Building, or the Complex. No boring, cutting or stringing or wires shall be permitted. No tenant shall construct, maintain, use or operate within its Premises or elsewhere within or on the outside of the Building or the Complex, any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system.

         6. No animals, birds or pets of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any tenant on its Premises except for a tenant's employee's own use. No tenant shall cause or permit any unusual or objectionable odors to be produced or permeate from its Premises.

         7. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or any neighboring building or Premises or with any person having business with such occupants. No tenant shall throw anything out of the doors or windows or down the corridors or stairs.

         8. No inflammable, combustible, or explosive fluid, chemical or radioactive substance shall be brought or kept upon the Premises.

         9. No additional locks or bolts of any kind shall be placed upon any of the doors, or windows, by any tenant, nor shall any changes be made in existing locks or the mechanism thereof without prior approval from Landlord, which approval shall not be unreasonably withheld. Each tenant shall, upon termination of its tenancy, restore to Landlord all keys of stores, offices, storage, and toilet rooms either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished such tenant shall pay to Landlord the cost of replacement thereof. All locks shall be keyed to a master key and a copy of said master key delivered to Landlord prior to occupancy by Tenant.

        10. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which Landlord or its Agent may determine from time to time. Landlord reserves the right to inspect all freight to be brought into the Premises and to exclude from the Premises all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

        11. Any person employed by any tenant to do janitorial work within its Premises must obtain Landlord's consent and such person shall comply with all instructions issued by the superintendent of the Building or the Complex. No tenant shall engage or pay any employees on its Premises, except those actually working for such tenant on its Premises.

        12. No tenant shall purchase spring water, ice, coffee, soft drinks, towels, or other like service, from any company or persons whose repeated violations of these Regulations have caused, in Landlord's opinion, a hazard or nuisance to the Building, the Complex, and/or its occupants.

        13. Landlord reserves the right to exclude from the Building at all times any person who is known or does not properly identify himself to the management. Landlord may at its option require all persons admitted to or leaving the Building and the Complex between the ours of 6 p.m. and 8 a.m., Monday through Friday, and at all times on Saturday, Sunday, and Holidays, to register. Each tenant shall be responsible for all persons for whom he authorizes entry into or exit out of the Building and shall be liable to Landlord for all acts of such persons.

        14. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

        15. No Tenant shall occupy or permit any portion of its Premises to be used or occupied for the possession, storage, manufacture, or sale of liquor, narcotics, tobacco in any form, or as a barber or manicure shop, or as an employment bureau, unless said Tenant's lease expressly grants permission to do so.

        16. Landlord's employees shall not perform any work for Tenant or do anything outside of their regular duties, unless under special instruction from the management.

        17. Canvassing, soliciting, and peddling on the Premises is prohibited and each Tenant shall cooperate to prevent the same.

        18. No plumbing or electrical fixtures shall be installed by any tenant without the prior written consent of Landlord, which shall not be unreasonably withheld.

        19. There shall not be used, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

        20. Where carpet is installed over access plates to under-floor ducts, Tenant will be required, at Tenant's expense, to provide access to said access plates when necessary.

        21 .Mats, trash, or other objects shall not be placed in the public corridors.

        22. Tenant shall not overload the floors or exceed the maximum floor weight limits of the Premises.

        23. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties.

        24. Tenant agrees not to operate any machinery in the Premises which may cause vibration or damage to the Premises; not to use a loudspeaker which can be heard outside the Premises, or to extend curb service to customers.

        25. Landlord hereby designates the followings days as holidays (collectively, the "Holidays"), on the dates observed by the Federal government, as applicable, on which days services will not be provided and normal Building operating hours will not be followed: New Year's Day; Memorial Day; Independence Day; Labor Day; Thanksgiving Day, the Friday after Thanksgiving; and Christmas Day, and any other national holiday promulgated by a Presidential Executive Order or Congressional Act.